424B5

PROSPECTUS SUPPLEMENT	Filed pursuant to Rule 424(b)(5)
(To Prospectus dated January 29, 2010)	Registration No. 333-164591

GENEREX BIOTECHNOLOGY CORPORATION

24,720,000 SHARES OF COMMON STOCK
WARRANTS TO PURCHASE 24,000,000 SHARES OF COMMON STOCK
AND
24,000,000 SHARES OF COMMON STOCK UNDERLYING THE WARRANTS

Pursuant to this prospectus supplement and the accompanying prospectus, we are offering up to 24,000,000 shares of our common stock, par value $.001 per share, warrants to purchase 24,000,000 shares of our common stock, and the shares of our common stock issuable from time to time upon exercise of the warrants. The shares of our common stock and the warrants are issuable pursuant to a Securities Purchase Agreement dated as of January 24, 2011 by and between us and certain institutional investors, which we refer to as the investors.  Under the Purchase Agreement, for aggregate consideration of $3,000,000, the investors have agreed to purchase an aggregate of 12,000,000 shares of our common stock together with warrants to purchase an aggregate of 12,000,000 shares of our common stock. The warrants will be immediately exercisable, expire five years after issuance and have an exercise price of $0.25 per share.  The investors also will have the right to purchase up to an additional $3,000,000 of our common stock and warrants to purchase shares of our common stock during the 60 days following the closing of the initial investment on January 25, 2011.  The purchase price of the additional shares, and the exercise price of the additional warrants, will be $0.25 per share.  In consideration for the introduction to the investors, we also are issuing 720,000 shares of our common stock to Seahawk Capital Partners, Inc., which shares represent 6% of the gross proceeds from the investors’ initial investment based upon a price of $0.25 per share.

This prospectus supplement covers the 24,720,000 shares of our common stock, the warrants, and the 24,000,000 shares of our common stock issuable upon exercise of the warrants.

Our common stock is quoted on the OTC Bulletin Board under the symbol "GNBT.OB." On January 24, 2011, the last reported bid price of our common stock was $0.2935 per share. The warrants will not be listed on any national securities exchange.

As of January 24, 2011, the number of outstanding voting and non-voting common shares held by non-affiliates was 267,623,301.  The aggregate market value of our outstanding voting and non-voting common equity computed by reference using the last reported bid of such common equity held by non-affiliates, as of January 24, 2011 was $78,547,439.

Investing in our securities involves a high degree of risk. Before buying any securities, you should read the discussion of material risks of investing in our common stock under the heading “Risk factors” starting on page S-7 of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

In consideration for introducing us to the investors, we are paying Seahawk Capital Partners, Inc., which we refer to as Seahawk, a finders’ fee equal to 8% of the gross proceeds from the initial investment, consisting of 2% in cash ($60,000) and 6% in shares of our common stock (720,000 shares), based on a per share price of $0.25.

			Maximum
			Offering
	Per share(1)		Amount (1)
Offering price		$0.25	$6,000,000
Finders’ fee (2)	$		$60,000
Proceeds, before expenses, to us (maximum) (3)	$		$5,940,000

(1)
Offering price, finders’ fee and proceeds assume that all shares offered hereby are purchased by the investors.   As described under “Plan of Distribution” below, the investors may purchase up to $3,000,000 of shares of our common stock and warrants to purchase shares of our common stock within 60 days from the date hereof, subject to certain limitations and qualifications.   At the initial closing on January 25, 2011, the offering price per share will be $0.25.  The offering price of additional shares and the exercise price of the additional warrants will be $0.25 per share.

(2)
The finders’ fee shown is the maximum cash fee payable by us to Seahawk.  We have agreed to pay Seahawk a finders’ fee in cash equal to 2% of the gross proceeds of the initial investment under this offering (which will not include any monies received by us in respect of the exercise of the warrants issued to the investor).

(3)	The proceeds shown exclude proceeds that we may receive upon exercise of the warrants.

We estimate the total expenses will be approximately $40,000 with respect to the initial closing, excluding the finders’ fee.  Because the amounts to be raised in any subsequent closing are subject to the discretion of the investors, the actual offering amount and proceeds to us, if any, in this offering may be substantially less than the maximum offering amounts set forth above.

The date of this prospectus supplement is January 25, 2011.

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

We are offering to sell, and seeking offers to buy, shares of our common stock and warrants only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the offering of the common stock and warrants in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement must inform themselves about, and observe any restrictions relating to, the offering of the common stock and warrants and the distribution of this prospectus supplement outside the United States. This prospectus supplement does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

This prospectus supplement is not complete without, and may not be utilized except in connection with, the accompanying prospectus dated January 29, 2010 and any amendments to such prospectus. This prospectus supplement provides supplemental information regarding us and updates certain information contained in the accompanying prospectus and describes the specific terms of this offering. The accompanying prospectus gives more general information, some of which may not apply to this offering. We incorporate important information into this prospectus supplement and the accompanying prospectus by reference.

ABOUT THIS PROSPECTUS

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part is the accompanying prospectus, which gives more general information about the shares of our common stock and other securities we may offer from time to time under our shelf registration statement, some of which may not apply to the securities offered by this prospectus supplement.  To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference therein, on the other hand, the information in this prospectus supplement shall control.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying base prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreement, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and contained or incorporated by reference in the accompanying prospectus. We have not authorized anyone, including the placement agent, and the placement agent has not authorized anyone, to provide you with different information. We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. The information contained or incorporated by reference in this prospectus supplement and contained or incorporated by reference in the accompanying prospectus is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus, or of any sale of our securities offered hereby. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, in making your investment decision. You should also read and consider the information in the documents we have referred you to in “Incorporation of Certain Information by Reference” in this prospectus supplement and “Where You Can Find More Information” in the accompanying prospectus.

Unless otherwise indicated, “Generex,” the “Company,” “we,” “us,” “our” and similar terms refer to Generex Biotechnology Corporation.

This offering of common stock and warrants is being made under a registration statement on Form S-3 (Registration File no. 333-164591) that we filed with the Securities and Exchange Commission, or the SEC, as part of a “shelf” registration process and that the SEC declared effective on February 9, 2010. Under the shelf registration process, we may offer to sell shares of our common stock, $0.001 par value, shares of our preferred stock, $0.001 par value, warrants to purchase shares of our common stock and/or preferred stock, and/or units consisting of two or more of any such securities from time to time in one or more offerings up to a total dollar amount of $150,000,000.

We are not making any representation to you regarding the legality of an investment in the common stock by you under applicable law. You should consult with your own legal advisors as to the legal, tax, business, financial and related aspect of a purchase of the common stock.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain matters in this prospectus supplement constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this prospectus supplement that address activities, events or developments that we expect or anticipate will or may occur in the future, including such matters as our projections, future capital expenditures, business strategy, competitive strengths, goals, expansion, market and industry developments and the growth of our businesses and operations, are forward-looking statements.  These statements can be identified by introductory words such as "expects," “anticipates,” "plans," "intends," "believes," "will," "estimates," "projects" or words of similar meaning, and by the fact that they do not relate strictly to historical or current facts. Our forward-looking statements address, among other things:

•	our expectations concerning product candidates for our technologies;

•	our expectations concerning existing or potential development and license agreements for third-party collaborations and joint ventures;

•	our expectations of when different phases of clinical activity may commence and conclude;

•	our expectations of when regulatory submissions may be filed or when regulatory approvals may be received; and

•	our expectations of when commercial sales of our products may commence and when actual revenue from the product sales may be received.

Any or all of our forward-looking statements may turn out to be wrong. They may be affected by inaccurate assumptions that we might make or by known or unknown risks and uncertainties. Actual outcomes and results may differ materially from what is expressed or implied in our forward-looking statements. Among the factors that could affect future results are:

•	the inherent uncertainties of product development based on our new and as yet not fully proven technologies;

•	the risks and uncertainties regarding the actual effect on humans of seemingly safe and efficacious formulations and treatments when tested clinically;

•	the inherent uncertainties associated with clinical trials of product candidates;

•	the inherent uncertainties associated with the process of obtaining regulatory approval to market product candidates;

•	the inherent uncertainties associated with commercialization of products that have received regulatory approval;

•	our recent delisting from NASDAQ for failure to satisfy the minimum bid price requirement; and

•	our ability to obtain the necessary financing to fund our operations.

Additional factors that could affect future results are set forth below in this prospectus supplement under the caption Risk Factors. We caution investors that the forward-looking statements contained in this prospectus supplement must be interpreted and understood in light of conditions and circumstances that exist as of the date of this prospectus supplement.  We expressly disclaim any obligation or undertaking to update or revise forward-looking statements made in this prospectus supplement to reflect any changes in management's expectations resulting from future events or changes in the conditions or circumstances upon which such expectations are based.

Each forward-looking statement should be read in context with, and in understanding of, the various other disclosures concerning our company and our business made elsewhere in this prospectus as well as our public filings with the SEC. You should not place undue reliance on any forward-looking statement as a prediction of actual results or developments. We are not obligated to update or revise any forward-looking statements contained in this prospectus supplement  or any other filing to reflect new events or circumstances unless and to the extent required by applicable law.

ABOUT GENEREX BIOTECHNOLOGY CORPORATION

This summary highlights selected information appearing elsewhere or incorporated by reference in this prospectus supplement and accompanying prospectus and may not contain all of the information that is important to you. This prospectus supplement and the accompanying prospectus include or incorporate by reference information about the shares we are offering as well as information regarding our business and detailed financial data. You should read this prospectus supplement and the accompanying prospectus in their entirety, including the information incorporated by reference.

Overview of Business

We are engaged primarily in the research, development and commercialization of drug delivery systems and technologies. Our primary focus at the present time is our proprietary technology for the administration of formulations of large molecule drugs to the oral (buccal) cavity using a hand-held aerosol applicator. Through our wholly-owned subsidiary, Antigen Express, Inc., we have expanded our focus to include immunomedicines incorporating proprietary vaccine formulations.

We believe that our buccal delivery technology is a platform technology that has application to many large molecule drugs and provides a convenient, non-invasive, accurate and cost-effective way to administer such drugs. We have identified several large molecule drugs as possible candidates for development, including estrogen, heparin, monoclonal antibodies, human growth hormone and fertility hormone, but to date have focused our development efforts primarily on one pharmaceutical product, Generex Oral-lyn™, an insulin formulation administered as a fine spray into the oral cavity using our proprietary hand-held aerosol spray applicator known as RapidMist™.

Generex Oral-lyn™

Regulatory Approvals and Clinical Trials

To date, we have received regulatory approval in Ecuador, India, Lebanon and Algeria for the commercial marketing and sale of Generex Oral-lyn™, although as per the terms and conditions of the regulatory approval in India, a local clinical study must be conducted before the product can be offered for commercial sale in that country.

In March 2008, we initiated Phase III clinical trials for this product in the U.S. with the first patient screening for such trials at a clinical study site in Texas. The patient screening at other participating clinical sites in the U.S. and Canada is ongoing. To date, over 450 patients have been enrolled in 70 clinical sites around the world, including sites in the United States, Canada, Ecuador, Bulgaria, Poland, Romania, Russia and Ukraine.

We have submitted regulatory dossiers for Generex Oral-lyn™ in a number of other countries including Bangladesh, Syria, Kenya, Yemen, Iraq, Iran, Libya and Sudan.  While we believe these countries will ultimately approve our product for commercial sale, it could be some time before these approvals are received and as such we do not anticipate recognizing any revenues for these jurisdictions until the latter part of the 2011 calendar year, at the earliest.

Special Access Programs

In October 2009, we received approval from the U.S. Food and Drug Administration (the “FDA”) to charge to recover costs for the treatment use of Generex Oral-lyn™ in patients with Type 1 or Type 2 diabetes mellitus in the FDA’s Treatment Investigational New Drug program that provides for early access to investigational treatments for life-threatening or otherwise serious conditions.

We received a Special Access Program (“SAP”) authorization from Health Canada for a patient-specific, physician-supervised treatment of Type-1 diabetes with Generex Oral-lyn™ in April 2008. SAP provides access to non-marketed drugs for practitioners treating patients with serious or life-threatening conditions when conventional therapies have failed, are not available or unsuitable. We received a similar authorization from health authorities in Netherlands in September 2008.  We will continue to expand our SAP participation in additional countries around the world.

Marketing

We have entered into licensing and distribution agreements with a number of multinational distributors to assist us with the process of gaining regulatory approval for the registration, marketing, distribution, and sale of Generex Oral-lyn™ in countries throughout the world, including:

•	Shreya Life Sciences Pvt. Ltd. for India, Pakistan, Bangladesh, Nepal, Bhutan, Sri Lanka, and Myanmar;

•	Adcock Ingram Limited and Adcock Ingram Healthcare (Pty) Ltd. for South Africa, Lesotho, Swaziland, Botswana, Namibia, Mozambique and Zimbabwe;

•	E&V Alca Distribution Corp. for Albania, Montenegro, and Kosovo;

•	Medrey S.A.L. (formerly MedGen Corp.) and Benta S.A.L. for Lebanon;

•	SciGen, Ltd. for China, Hong Kong, Indonesia, Malaysia, the Philippines, Singapore, Thailand and Vietnam;

•	Pharmaris Perus S.A.C. for Peru;

•	MediPharma SA for Argentina;

•	PMG S.A. for Chile; and

•	Dong Sung Pharm. Co. Ltd. for South Korea.

In August 2008, we entered into a product licensing and distribution agreement with Dong Sung Pharm Co. Ltd. for the importation, marketing, distribution and sale of Generex Oral-lyn™ in South Korea.  Under the seven-year agreement, Dong-Sung will have an exclusive license.  Per the terms of the agreement, they paid us a USD $500,000 non-refundable license fee upon execution and will pay us a USD $500,000 non-refundable license fee at such time as governmental approval for the importation, marketing, distribution and sale of the product in South Korea is obtained.  Under this agreement, we are responsible for procuring such governmental approval.  In addition, when it places its first purchase order, Dong-Sung will make a pre-payment to us in the amount of USD $500,000, which will be applied against product purchase orders.

Our Generex MENA office, located in Dubai Healthcare City, has filed submissions of the Generex Oral-Lyn™ dossier with regulatory agencies throughout the Middle East and North Africa and has established a distribution network in over 20 countries.  This distribution network is responsible for following up with dossiers submitted in their specific regions and has also been actively purchasing and distributing the company’s confectionary line of products.

In India, a marketing plan has already been submitted by Shreya Life Sciences Pvt. Ltd., to Generex on the marketing strategy for the distribution of Oral Recosulin™, which is the trademark under which Shreya will market Generex Oral-lyn™ within India.  Per the requirements of the regulatory approval in India, an in-country clinical study must be completed in India with Oral Recosulin™ before commercial sales can commence.

Over-The-Counter Glucose Product Line

Using our buccal delivery technology, we have also launched a line of over-the-counter glucose and energy sprays , including Glucose RapidSpray™, a fat-free, low-calorie glucose formulation, Crave-NX™ 7-day Diet Aid Spray, a fat-free glucose spray to aid in dieting, and BaBOOM!™ Energy Spray, a flavored glucose “energy” spray supplemented with vitamins. We believe these products will complement Generex Oral-lyn™ and may provide us with an additional revenue stream prior to the commercialization of Generex Oral-lyn™ in other major jurisdictions. To date, we have received modest revenues from sales of these products.  All three products are available in retail stores and independent pharmacies in the United States and Canada.  In addition, the products are being distributed in the Middle East through our Generex MENA office in Dubai. We expect other distribution territories for these products to include South Africa, India, South America and other jurisdictions worldwide. We are currently pursuing European registrations for these products.

Other Product Candidates

In October 2008, we announced the enrollment of subjects in our bioequivalence clinical trial of MetControl™, our proprietary Metformin medicinal chewing gum product, conducted in the United States.  Fertin Pharma A/S, a leading Danish manufacturer of medicinal chewing gum, produced clinical materials for the trial.  The protocol for the study is an open-label, two-treatment, two-period, randomized, crossover study comparing MetControl™ and immediate release Metformin™ tablets in healthy volunteers. The study results that we received and analyzed in December 2008 demonstrated bioequivalence and will allow us to proceed with additional research and developmental initiatives and to consider regulatory agency registration applications.  We are compiling the data from this study and may run similar studies, which will allow us to file a marketing application with various global regulatory agencies, including the United States, in the latter part of the 2011 calendar year.

Our subsidiary, Antigen, concentrates on developing proprietary vaccine formulations that work by stimulating the immune system to either attack offending agents (i.e., cancer cells, bacteria, and viruses) or to stop attacking benign elements (i.e., self proteins and allergens). Our immunomedicine products are based on two platform technologies and are in the early stages of development. We continue clinical development of Antigen’s synthetic peptide vaccines designed to stimulate a potent and specific immune response against tumors expressing the HER-2/neu oncogene for patients with HER-2/neu positive breast cancer in a Phase II clinical trial and patients with prostate cancer and against avian influenza in two completed Phase I trials. An additional Phase I trial has been initiated recently in patients with either breast or ovarian cancer.  The synthetic vaccine technology has particularly advantages for pandemic or potentially pandemic viruses, such as the H5N1 avian and H1N1 swine flu.  In addition to pandemic influenza viruses, development efforts also are underway for seasonal influenza virus, HIV, HPV, melanoma, ovarian cancer, allergy and Type I diabetes mellitus. We have established collaborations with clinical investigators at academic centers to advance these technologies.

Competition

We face competition from other providers of alternate forms of insulin. Some of our most significant competitors, Pfizer, Eli Lilly, and Novo Nordisk, have announced that they will discontinue development and/or sale of their inhalable forms of insulin. Generex Oral-lyn™ is not an inhaled insulin; rather, it is a buccally absorbed formulation with no residual pulmonary deposition. We believe that our buccal delivery technology offers several advantages over inhaled insulin, including the avoidance of pulmonary inhalation, which requires frequent physician monitoring, ease of use and portability.

Brief Company Background

We are a development stage company. From inception through the end of the fiscal quarter ended October 31, 2010, we have received only limited revenues from operations. In the first quarter of fiscal 2011 and cumulatively since inception in November 1995, we have received $173,943 and $4,964,448, respectively in revenue. This revenue has been comprised mainly of the sale of our confectionary products, although we have recognized $600,000 relating to upfront license fees for the signing of license and distribution agreements for Generex Oral-lyn™. These numbers do not reflect deferred sales to customers during the respective periods with the right of return.

We operate in only one segment: the research, development and commercialization of drug delivery systems and technologies for metabolic and immunological diseases.

We were incorporated in the State of Delaware in 1997. Our principal executive offices are located at 33 Harbour Square, Suite 202, Toronto, Canada, and our telephone number at that address is (416) 364-2551. We maintain an Internet website at www.generex.com.  We make available free of charge on or through our website our filings with the SEC.

We have not incorporated by reference into this prospectus supplement or the accompanying prospectus the information in, or that can be accessed through, our website, and you should not consider it to be part of this prospectus supplement or the accompanying prospectus.

SUMMARY OF THE OFFERING

The Issuer	Generex Biotechnology Corporation, a Delaware corporation

The Purchase Agreement
Under the Purchase Agreement between us and the investors dated as of January 24, 2011, the investors agreed to purchase 12,000,000 shares of our common stock together with warrants to purchase an aggregate of 12,000,000 shares of our common stock for an aggregate purchase price of $3,000,000.

In addition to the initial investment, under the Purchase Agreement, the investors may purchase up to $3,000,000 of our common stock and warrants to purchase shares of our common stock within the 60 days after the closing of the initial investment.

For more information concerning the Purchase Agreement, see "The Securities Purchase Agreement" beginning on page S-15 of this prospectus supplement.

The initial investment
The investors have agreed to purchase an aggregate of 12,000,000 shares of our common stock together with warrants to purchase an aggregate of 12,000,000 shares of our common stock for a total purchase price of $3,000,000. The warrants will be immediately exercisable and expire five years after issuance. At the initial closing on January 25, 2011, the offering price per share and the exercise price per warrant share will be $0.25.  This prospectus supplement covers the 12,000,000 shares of our common stock, the warrants, and the 12,000,000 shares of our common stock issuable upon exercise of the warrant.

Subsequent sale to the investors
The investors have the option, at their election, to purchase up to an aggregate of $3,000,000 of our common stock and warrants to purchase shares of our common stock within 60 days of the initial investment.  The purchase price of the additional shares and the exercise price of the additional warrants will be $0.25 per share.  This prospectus supplement covers up to 12,000,000 additional shares of our common stock and the additional warrants to purchase shares of our common stock that may be issued to the investors upon their election and the 12,000,000 shares of our common stock issuable upon exercise of such warrants.

Finders’ shares
In consideration for introducing us to the investors, we are paying Seahawk a finders’ fee equal to 8% of the gross proceeds from the initial investment, consisting of 2% in cash ($60,000) and 6% in shares of our common stock based upon the per share price of $0.25 (720,000 shares)..

Common stock outstanding before and after this offering
Before this offering, 277,801,282 shares of our common stock were outstanding as of January 24, 2011.  After this offering, 289,801,282 shares of our common stock will be outstanding assuming that the warrants are not exercised and the investors do not purchase any shares of our common stock and warrants during the 60 days after the initial investment.  After this offering, 325, 801,282 shares of our common stock will be outstanding assuming that the warrants are exercised and that we issue to the investors an additional 12,000,000 shares of our common stock and warrants to purchase 12,000,000 shares of our common stock and that such warrants are exercised pursuant to the Purchase Agreement.

Unless the context requires otherwise, all share and per-share common stock information in this prospectus supplement assumes that 277, 801,282 shares of our common stock were outstanding before this offering. The number of outstanding shares of our common stock excludes shares that may be issued upon the exercise or conversion of the following securities as of January 24, 2011:

•  6,722,219 shares of our common stock that, as of the date of this prospectus supplement, are issuable upon the exercise of outstanding options under our stock plans and
•      41,707,815 shares of our common stock that, as of the date of this prospectus supplement, are issuable upon the exercise of outstanding warrants other than those covered by this prospectus supplement.

These additional options and warrants are exercisable at prices ranging from $0.001 to $3.75 per share, with a weighted average exercise price for the options of $0.49 per share and a weighted average exercise price for the warrants of $0.55 per share.

Use of proceeds	Working capital and/or general corporate purposes.

Market for securities	Our common stock is quoted on the OTC Bulletin Board under the symbol "GNBT.OB." The warrants are not listed on any national securities exchange, and there is no public market for the warrants.

Risk Factors
Investing in our securities involves a high degree of risk. See "Risk Factors" beginning on page S-7 of this prospectus supplement and in the documents we incorporate by reference in this prospectus supplement for a discussion of matters that you should consider.

Unless otherwise indicated, this prospectus supplement assumes the sale of the maximum number of common shares offered hereunder.

RISK FACTORS

Investing in our common stock involves a high degree of risk. In addition to the risks related to our business set forth in this prospectus supplement, the accompanying prospectus and the other information included and incorporated by reference in this prospectus supplement and accompanying prospectus, you should carefully consider the risks described below before purchasing our common stock. Additional risks, uncertainties and other factors not presently known to us or that we currently deem immaterial may also impair our business operations.
Any of the risks, uncertainties and other factors could have a materially adverse effect on our business, financial condition or results of operations and could cause the trading price of our common stock to decline substantially.

Risks Related to Our Financial Condition

We have a history of losses and will incur additional losses.

We are a development stage company with a limited history of operations, and do not expect sufficient revenues to support our operation in the immediately foreseeable future.  In the three months ended October 31, 2010, we received revenues of $173,943 which were primarily from sales of our over-the-counter confectionary products.  In the fiscal year ended July 31, 2010, we received modest revenues of approximately $1,172,611 which were also primarily from sales of our over-the-counter confectionary products.  We have not recognized any revenue from the sale of our oral insulin product in Ecuador, Algeria or India to date, including during the first three months of fiscal 2011, although we have recognized $600,000 in licensing fee revenue relating to the signing of licensing and distribution agreements for the sale of Generex Oral-lyn™. We do not expect to receive any revenues in Ecuador until we enter into a definitive manufacturing and distribution agreement with our business partner there. While we have entered into a licensing and distribution agreement with a leading Indian-based pharmaceutical company and insulin distributor, we do not anticipate recognizing revenue from sales of Generex Oral-lyn™ in India until at least the latter part of calendar year 2011, as we have to complete an in-country clinical study before the product can be offered for commercial sale in India.  We have entered in to a subdistribution agreement in Lebanon, but do not expect any significant revenue from the launch of the product in that country in fiscal year 2011.

To date, we have not been profitable and our accumulated net loss available to shareholders was $332,179,739 at October 31, 2010. Our losses have resulted principally from costs incurred in research and development, including clinical trials, and from general and administrative costs associated with our operations. While we seek to attain profitability, we cannot be sure that we will ever achieve product and other revenue sufficient for us to attain this objective.

With the exception of Generex Oral-lyn™, which has received regulatory approval in Ecuador, India (subject to the completion of an in-country study), Lebanon and Algeria, and our over-the-counter glucose and energy spray products, Glucose RapidSpray™, BaBOOM!™ Energy Spray and Crave-NX™, our product candidates are in research or early stages of pre-clinical and clinical development. We will need to conduct substantial additional research, development and clinical trials. We will also need to receive necessary regulatory clearances both in the United States and foreign countries and obtain meaningful patent protection for and establish freedom to commercialize each of our product candidates. We must also complete further clinical trials and seek regulatory approvals for Generex Oral-lyn™ in countries outside of Ecuador, India, Lebanon and Algeria. We cannot be sure that we will obtain required regulatory approvals, or successfully research, develop, commercialize, manufacture and market any other product candidates. We expect that these activities, together with future general and administrative activities, will result in significant expenses for the foreseeable future.

We will need additional capital.

To progress in product development or marketing, we will need additional capital which may not be available to us. This may delay our progress in product development or market.

We will require funds in excess of our existing cash resources:

•	To proceed with the development of our buccal insulin product;

•	To finance the research and development of new products based on our buccal delivery and immunomedicine technologies, including clinical testing relating to new products;

•	To finance the research and development activities of our subsidiary Antigen with respect to other potential technologies;

•	To commercially launch and market developed products;

•	To develop or acquire other technologies or other lines of business;

•	To establish and expand our manufacturing capabilities;

•	To finance general and administrative activities that are not related to specific products under development; and

•	To otherwise carry on business.

In the past, we have funded most of our development and other costs through equity (including convertible debt) financing.  We expect that our current cash position will not be sufficient to meet our working capital needs for the next twelve months based on the pace of our planned activities. Therefore, we will require additional funds to support our working capital requirements and any expansion or other activities, or will need to significantly reduce our clinical trials and other planned activities.  Because our operating and capital resources are insufficient to meet future requirements, we will have to raise additional funds in the near future to continue the development and commercialization of our products. Unforeseen problems, including materially negative developments in our clinical trials or in general economic conditions, could interfere with our ability to raise additional equity capital or materially adversely affect the terms upon which such funding is available.

It is possible that we will be unable to obtain additional funding as and when we need it. If we were unable to obtain additional funding as and when needed, we could be forced to delay the progress of certain development efforts. Such a scenario poses risks. For example, our ability to bring a product to market and obtain revenues could be delayed, our competitors could develop products ahead of us, and/or we could be forced to relinquish rights to technologies, products or potential products.

Our research and development and marketing efforts may be highly dependent on corporate collaborators and other third parties who may not devote sufficient time, resources and attention to our programs, which may limit our efforts to successfully develop and market potential products.

Because we have limited resources, we have sought to enter into collaboration agreements with other pharmaceutical companies that will assist us in developing, testing, obtaining governmental approval for and commercializing products using our buccal delivery and immunomedicine technologies. Any collaborator with whom we may enter into such collaboration agreements may not support fully our research and commercial interests since our program may compete for time, attention and resources with such collaborator's internal programs. Therefore, these collaborators may not commit sufficient resources to our program to move it forward effectively, or that the program will advance as rapidly as it might if we had retained complete control of all research, development, regulatory and commercialization decisions.

Risks Related to Our Technologies

With the exception of Generex Oral-lyn™, Glucose RapidSpray™, BaBOOM! ™ Energy Spray and Crave-Nx™, our technologies and products are at an early stage of development and we cannot expect significant revenues in respect thereof in the foreseeable future.

We have no products approved for commercial sale at the present time with the exception of Generex Oral-lyn™ in Ecuador, Lebanon, Algeria and India(subject to further study),  and our glucose sprays which are available over-the-counter in certain retail outlets in the United States and Canada and in the Middle East. To be profitable, we must not only successfully research, develop and obtain regulatory approval for our products under development, but also manufacture, introduce, market and distribute them once development is completed. We have yet to manufacture, market and distribute these products on a large-scale commercial basis, and we expect to receive only modest revenues, if any, from product sales in fiscal year 2011. We may not be successful in one or more of these stages of the development or commercialization of our products, and/or any of the products we develop may not be commercially viable. Until we can establish that they are commercially viable products, we will not receive significant revenues from ongoing operations.

Until we receive regulatory approval to sell our pharmaceutical products in additional countries, our ability to generate revenues from operations may be limited and those revenues may be insufficient to sustain operations. Many factors impact our ability to obtain approvals for commercially viable products.

Our only pharmaceutical product that has been approved for commercial sale by drug regulatory authorities is our oral insulin spray formulation, and that approval was obtained in Ecuador, Lebanon, Algeria and India (subject to the completion of an in-country study). We have begun the regulatory approval process for our oral insulin, buccal morphine and fentanyl products in other countries, and we have initiated late stage clinical trials of Generex Oral-lyn™ at some of our clinical trial sites in North America according to the Phase III clinical plan.

Our immunomedicine products are in the pre-clinical stage of development, with the exception of a Phase II trial in human patients with stage II HER-2/neu positive breast cancer (U.S.), a Phase I trial in human patients with prostate cancer (Athens, Greece) completed in August 2009, a Phase I trial in human patients with breast or ovarian cancer (U.S.) and a Phase I trial in human volunteers of a peptide vaccine for use against the H5N1 avian influenza virus (Beirut, Lebanon).

Pre-clinical and clinical trials of our products, and the manufacturing and marketing of our technologies, are subject to extensive, costly and rigorous regulation by governmental authorities in the United States, Canada and other countries. The process of obtaining required regulatory approvals from the FDA and other regulatory authorities often takes many years, is expensive and can vary significantly based on the type, complexity and novelty of the product candidates. For these reasons, it is possible we will not receive regulatory approval for any prescription pharmaceutical product candidate in any countries other than Ecuador, Lebanon, Algeria and India.

In addition, we cannot be sure when or if we will be permitted by regulatory agencies to undertake additional clinical trials or to commence any particular phase of clinical trials. Because of this, statements in this Annual Report regarding the expected timing of clinical trials cannot be regarded as actual predictions of when we will obtain regulatory approval for any "phase" of clinical trials.

Delays in obtaining United States or other foreign approvals for our pharmaceutical products could result in substantial additional costs to us, and, therefore, could adversely affect our ability to compete with other companies. If regulatory approval is ultimately granted in any countries other than Ecuador, Lebanon, Algeria and India, the approval may place limitations on the intended use of the product we wish to commercialize, and may restrict the way in which we are permitted to market the product.

Due to legal and factual uncertainties regarding the scope and protection afforded by patents and other proprietary rights, we may not have meaningful protection from competition.

Our long-term success will substantially depend upon our ability to protect our proprietary technologies from infringement, misappropriation, discovery and duplication and avoid infringing the proprietary rights of others. Our patent rights and the patent rights of biotechnology and pharmaceutical companies in general, are highly uncertain and include complex legal and factual issues. Because of this, our pending patent applications may not be granted. These uncertainties also mean that any patents that we own or will obtain in the future could be subject to challenge, and even if not challenged, may not provide us with meaningful protection from competition. Due to our financial uncertainties, we may not possess the financial resources necessary to enforce our patents. Patents already issued to us or our pending applications may become subject to dispute, and any dispute could be resolved against us.

Because a substantial number of patents have been issued in the field of alternative drug delivery and because patent positions can be highly uncertain and frequently involve complex legal and factual questions, the breadth of claims obtained in any application or the enforceability of our patents cannot be predicted. Consequently, we do not know whether any of our pending or future patent applications will result in the issuance of patents or, to the extent patents have been issued or will be issued, whether these patents will be subject to further proceedings limiting their scope, will provide significant proprietary protection or competitive advantage, or will be circumvented or invalidated.

Also because of these legal and factual uncertainties, and because pending patent applications are held in secrecy for varying periods in the United States and other countries, even after reasonable investigation we may not know with certainty whether any products that we (or a licensee) may develop will infringe upon any patent or other intellectual property right of a third party. For example, we are aware of certain patents owned by third parties that such parties could attempt to use in the future in efforts to affect our freedom to practice some of the patents that we own or have applied for. Based upon the science and scope of these third-party patents, we believe that the patents that we own or have applied for do not infringe any such third-party patents; however, we cannot know for certain whether we could successfully defend our position, if challenged. We may incur substantial costs if we are required to defend our intellectual property in patent suits brought by third parties. These legal actions could seek damages and seek to enjoin testing, manufacturing and marketing of the accused product or process. In addition to potential liability for significant damages, we could be required to obtain a license to continue to manufacture or market the accused product or process.

Risks Related to Marketing of Our Potential Products

We may not become, or stay, profitable even if our pharmaceutical products are approved for sale.

Even if we obtain regulatory approval to market our oral insulin product outside of Ecuador, India, Lebanon and Algeria or to market any other prescription pharmaceutical product candidate, many factors may prevent the product from ever being sold in commercial quantities. Some of these factors are beyond our control, such as:

•	acceptance of the formulation or treatment by health care professionals and diabetic patients;

•	the availability, effectiveness and relative cost of alternative diabetes or immunomedicine treatments that may be developed by competitors; and

•	the availability of third-party (i.e. insurer and governmental agency) reimbursements.

We will not receive significant revenues from Generex Oral-lyn™ or any of our other pharmaceuticals products that may receive regulatory approval until we can successfully manufacture, market and distribute them in the relevant markets.

Similarly, the successful commercialization of our over-the-counter glucose spray products may be hindered by manufacturing, marketing and distribution limitations.

We have to depend upon others for marketing and distribution of our products, and we may be forced to enter into contracts limiting the benefits we may receive and the control we have over our products. We intend to rely on collaborative arrangements with one or more other companies that possess strong marketing and distribution resources to perform these functions for us. We may not be able to enter into beneficial contracts, and we may be forced to enter into contracts for the marketing and distribution of our products that substantially limit the potential benefits to us from commercializing these products. In addition, we will not have the same control over marketing and distribution that we would have if we conducted these functions ourselves.

We may not be able to compete with treatments now being marketed and developed, or which may be developed and marketed in the future by other companies.

Our products will compete with existing and new therapies and treatments. We are aware of a number of companies currently seeking to develop alternative means of delivering insulin, as well as new drugs intended to replace insulin therapy at least in part. We are also aware of a number of companies currently seeking to develop alternative means of enhancing and suppressing peptides. In the longer term, we also face competition from companies that seek to develop cures for diabetes and other malignant, infectious, autoimmune and allergic diseases through techniques for correcting the genetic deficiencies that underlie such diseases.

Numerous pharmaceutical, biotechnology and drug delivery companies, hospitals, research organizations, individual scientists and nonprofit organizations are engaged in the development of alternatives to our technologies. Some of these companies have greater research and development capabilities, experience, manufacturing, marketing, financial and managerial resources than we do. Collaborations or mergers between large pharmaceutical or biotechnology companies with competing drug delivery technologies could enhance our competitors’ financial, marketing and other resources. Developments by other drug delivery companies could make our products or technologies uncompetitive or obsolete. Accordingly, our competitors may succeed in developing competing technologies, obtaining FDA approval for products or gaining market acceptance more rapidly than we can.

Some of our most significant competitors, Pfizer, Eli Lilly, and Novo Nordisk, have announced that they will discontinue development and/or sale of their inhalable forms of insulin. Unlike inhaled insulin formulations, Generex Oral-lyn™ is a buccally absorbed formulation with no residual pulmonary deposition. We believe that our buccal delivery technology offers several advantages over inhaled insulin, including the avoidance of pulmonary inhalation, which requires frequent physician monitoring, ease of use and portability.

If government programs and insurance companies do not agree to pay for or reimburse patients for our pharmaceutical products, our success will be impacted.

Sales of our oral insulin formulation in Ecuador, Lebanon, Algeria and India and our other potential pharmaceutical products in other markets will depend in part on the availability of reimbursement by third-party payers such as government health administration authorities, private health insurers and other organizations. Third-party payers often challenge the price and cost-effectiveness of medical products and services. Governmental approval of health care products does not guarantee that these third-party payers will pay for the products. Even if third-party payers do accept our product, the amounts they pay may not be adequate to enable us to realize a profit. Legislation and regulations affecting the pricing of pharmaceuticals may change before our products are approved for marketing and any such changes could further limit reimbursement.

Risks Related to Potential Liabilities

We face significant product liability risks, which may have a negative effect on our financial condition.

The administration of drugs or treatments to humans, whether in clinical trials or commercially, can result in product liability claims whether or not the drugs or treatments are actually at fault for causing an injury. Furthermore, our pharmaceutical products may cause, or may appear to have caused, serious adverse side effects (including death) or potentially dangerous drug interactions that we may not learn about or understand fully until the drug or treatment has been administered to patients for some time. Product liability claims can be expensive to defend and may result in large judgments or settlements against us, which could have a severe negative effect on our financial condition. We maintain product liability insurance in amounts we believe to be commercially reasonable for our current level of activity and exposure, but claims could exceed our coverage limits. Furthermore, due to factors in the insurance market generally and our own experience, we may not always be able to purchase sufficient insurance at an affordable price. Even if a product liability claim is not successful, the adverse publicity and time and expense of defending such a claim may interfere with our business.

Risks Related to the Market for Our Common Stock

Our stock price is below $5.00 per share and is treated as a “penny stock”, which places restrictions on broker-dealers recommending the stock for purchase.

Our common stock is defined as “penny stock” under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, and the rules promulgated thereunder. The SEC has adopted regulations that define “penny stock” to include common stock that has a market price of less than $5.00 per share, subject to certain exceptions. These rules include the following requirements:

•	broker-dealers must deliver, prior to the transaction a disclosure schedule prepared by the SEC relating to the penny stock market;

•	broker-dealers must disclose the commissions payable to the broker-dealer and its registered representative;

•	broker-dealers must disclose current quotations for the securities;

•	if a broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealers presumed control over the market; and

•
a broker-dealer must furnish its customers with monthly statements disclosing recent price information for all penny stocks held in the customer’s account and information on the limited market in penny stocks.

Additional sales practice requirements are imposed on broker-dealers who sell penny stocks to persons other than established customers and accredited investors. For these types of transactions, the broker-dealer must make a special suitability determination for the purchaser and must have received the purchaser’s written consent to the transaction prior to sale. If our common stock remains subject to these penny stock rules these disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for our common stock. As a result, fewer broker-dealers may be willing to make a market in our stock, which could affect a shareholder’s ability to sell their shares.

The price of our common stock may be volatile.

There may be wide fluctuations in the price of our common stock. These fluctuations may be caused by several factors including:

•	announcements of research activities and technology innovations or new products by us or our competitors;

•	changes in market valuation of companies in our industry generally;

•	variations in operating results;

•	changes in governmental regulations;

•	developments in patent and other proprietary rights;

•	public concern as to the safety of drugs or treatments developed by us or others;

•	results of clinical trials of our products or our competitors' products; and

•	regulatory action or inaction on our products or our competitors' products.

From time to time, we may hire companies to assist us in pursuing investor relations strategies to generate increased volumes of investment in our common stock. Such activities may result, among other things, in causing the price of our common stock to increase on a short-term basis.

Furthermore, the stock market generally and the market for stocks of companies with lower market capitalizations and small biopharmaceutical companies, like us, have from time to time experienced, and likely will again experience significant price and volume fluctuations that are unrelated to the operating performance of a particular company.  During the third calendar quarter of 2008 and continuing to date, we, like many other publicly traded companies, have experienced a sharp decline in the price of our stock attributable to concerns about the current global recession.

Provisions of our Restated Certificate of Incorporation could delay or prevent the acquisition or sale of our business.

Our Restated Certificate of Incorporation permits our Board of Directors to designate new series of preferred stock and issue those shares without any vote or action by our stockholders. Such newly authorized and issued shares of preferred stock could contain terms that grant special voting rights to the holders of such shares that make it more difficult to obtain stockholder approval for an acquisition of our business or increase the cost of any such acquisition.

The price of our common stock may be affected by a limited trading volume, may fluctuate significantly and may not reflect the actual value of our business.

There may be a limited public market for our common stock on the OTC bulletin board market, and there can be no assurance that an active trading market will continue. An absence of an active trading market could adversely affect our stockholders’ ability to sell our common stock in short time periods, or at all.  Our common stock has experienced, and is likely to experience in the future, significant price and volume fluctuations that could adversely affect the market price of our common stock without regard to our operating performance. In addition, we believe that factors, such as possible quarterly fluctuations in our financial results, changes in the overall economy and the volatility of the financial markets, could cause the price of our common stock to fluctuate substantially.  Thus, the price at which shares of our common stock may trade from time to time may not reflect the actual value of our business or the actual value of our common stock.

Our recent equity financing will dilute current stockholders and could prevent the acquisition or sale of our business.

The equity financing transactions into which we have recently entered have and will dilute current stockholders. Currently approximately 40,890,583 shares of common stock are issuable upon exercise of the warrants that we issued in a private placement in March 2008, in the registered direct offerings conducted in June, August and September 2009 and in connection with the sales to Seaside 88, LP in April, May and June 2010, which represents approximately 13% of the shares of common stock currently outstanding.   Assuming the holders of the warrants convert and exercise all of the warrants into shares of common stock, the number of shares of issued and outstanding common stock will increase significantly, and current stockholders will own a smaller percentage of the outstanding common stock of Generex. The issuance of shares of common stock pursuant to the warrants will also have a dilutive effect on earnings per share and may adversely affect the market price of the common stock.

In addition, the issuance of shares of common stock upon exercise of the warrants issued in the March 2008 private placement, the registered direct offerings in June, August and September 2009 and in connection with the sales to Seaside in April, May and June 2010 could have an anti-takeover effect because such issuance will make it more difficult for, or discourage an attempt by, a party to obtain control of Generex by tender offer or other means. The issuance of common stock upon the exercise of the warrants will increase the number of shares entitled to vote, increase the number of votes required to approve a change of control of the company, and dilute the interest of a party attempting to obtain control of the company.

If we raise funds through one or more additional equity financings in the future, it will have a further dilutive effect on existing holders of our shares by reducing their percentage ownership. The shares may be sold at a time when the market price is low because we need the funds. This will dilute existing holders more than if our stock price was higher. In addition, equity financings normally involve shares sold at a discount to the current market price.

Risks Related to This Offering and Ownership of Our Common Stock and Warrants

Our management team will have broad discretion over the use of the net proceeds from this offering.

Our management will use its discretion to direct the net proceeds from this offering.  We intend to use all of the net proceeds, together with cash on hand, for working capital and/or general corporate purposes.  General corporate purposes may include continuation of thee clinical trials of, and commercialization of, our oral insulin formulation, the research and development of other products, and general and administrative expenses.  Our management’s judgments may not result in positive returns on your investment and you will not have an opportunity to evaluate the economic, financial or other information upon which our management bases its decisions.

 You will pay a higher price than the net tangible book value per share of our common stock, and upon exercise of the warrants, our net tangible book value per share may be less than the exercise price of warrant.

The offering price of the securities offered in this offering is substantially higher than the adjusted net tangible book value per share of our common stock. Therefore, if you purchase shares of our common stock in this offering, you will incur immediate and substantial dilution in the net tangible book value per share of our common stock from the price that you pay for shares of our common stock. Upon exercise of the warrants, our net tangible book value per share may be less than the exercise price of the warrants, which would also result in the holder experiencing immediate dilution because the per share exercise price of the warrants would be higher than the net tangible book value per share of the outstanding common stock at the time of exercise.

There is no public market for the warrants being offered in this offering.

There is no established public trading market for the warrants being offered in this offering, and we do not expect a market to develop. We do not intend to apply for listing of the warrants on any securities exchange. Without an active market, the liquidity of the warrants will be limited.

There can be no assurance that the price of shares of our common stock will meet or exceed the exercise price of the warrants during the exercise period or at any time thereafter.

Unless the price of our common stock equals or exceeds the exercise price of the warrants at the time of their exercise, the holders may not be able to exercise the warrants profitably.  There can be no assurance that the price of our common stock will meet or exceed the exercise price of the warrants during the exercise period or at any time thereafter. The warrants may be worthless and expire unexercised if the price of our common stock does not exceed the warrant exercise price.

This offering will trigger the price protection feature of certain of our outstanding warrants and dilute current stockholders.

In March 2008, we entered into a securities purchase agreement and related documents with existing institutional investors relating to a private placement of 8% secured convertible notes and warrants.  We refer to these warrants as the outstanding warrants.  The initial exercise price of the outstanding warrants was $1.21 per share, but the exercise price was subsequently reduced initially to $0.50 per share and then to $0.33 per share as a result of a price protection provision triggered by our offering of stock in a private placement in May 2009.  This price protection feature allows for the reduction in the exercise price of the outstanding warrants in the event we subsequently issue common stock or securities convertible into or exercisable for common stock, such as options and warrants, at a price per share less than the outstanding warrant exercise price then in effect.  In addition, with any reduction to the outstanding warrant exercise price, the number of shares of common stock that may be purchased upon exercise of each outstanding warrant will be increased or decreased proportionately, so that after such adjustment the aggregate outstanding warrant exercise price payable for the adjusted number of shares issuable upon exercise will be the same as the aggregate outstanding warrant exercise price in effect immediately prior to such adjustment.  Currently, outstanding warrants to purchase 16,500,000 shares of our common stock remain.  We anticipate that the adjusted exercise price for the outstanding warrants will be $0.25 per share and that the number of shares issuable upon exercise of the outstanding warrants will increase to 21,784,410.

Sales of our common stock following the offering may cause the market price of our common stock to fall.

The initial issuance of shares of our common stock and the issuance of shares of our common stock upon the exercise of the warrants could have the effect of depressing the market price for shares of our common stock. Likewise, if the investors purchase shares of our common stock and warrants to purchase shares of common stock at their election during the 60 days after the initial investment and subsequently sell shares of our common stock, including those issuable upon exercise of the warrants, such sales may have the effect of depressing the market price for shares of our common stock.

USE OF PROCEEDS

We estimate that the net proceeds to us from the sale of common shares to be offered by this prospectus supplement will be approximately $2,900,000 at the initial closing, after deducting the estimated expenses of the initial closing.  As described under “Plan of Distribution” below, the investors may purchase, at their election, up to an aggregate of $3,000,000 of shares of common stock and warrants to purchase shares of common stock during the 60 days following the initial closing, subject to certain limitations and qualifications.  At the initial closing on January 25, 2011, the offering price per share will equal $0.25.  The purchase price of additional shares at a subsequent closing held at the investor’s election and the exercise price of additional warrants at such subsequent closing will be $0.25 per share.

Unless otherwise indicated, we intend to use the net proceeds from this offering for working capital and/or general corporate purposes, including to continue the clinical trials of, and commercialization of, our oral insulin formulation, in the research and development of other products, and for general and administrative expenses.

Until we use the net proceeds of this offering for the above purposes, we intend to invest the funds in short-term, investment grade, interest-bearing securities. We cannot predict whether the proceeds invested will yield a favorable return. We have not yet determined the amount or timing of the expenditures for the categories listed above, and these expenditures may vary significantly depending on a variety of factors. As a result, we will retain broad discretion over the use of the net proceeds from this offering.

DIVIDEND POLICY

We have not paid dividends on our common stock in the past and have no present intention of paying dividends in the foreseeable future.

DILUTION

If you invest in our common stock, you will experience dilution to the extent of the difference between the price per share you pay in this offering and the net book value per share of our common stock immediately after this offering.

Our net book value as of October 31, 2010 was approximately $3,919,759, or $0.01 per share of common stock.  Net book value per share is equal to our total assets minus total liabilities as of October 31, 2010, all divided by the number of shares of common stock outstanding as of October 31, 2010.  Assuming we sell 24,000,000 shares of common stock, the maximum number of shares we are offering pursuant to this prospectus supplement, at an offering price of $0.25 per share, and after deducting our estimated offering expenses payable by us, our as adjusted net book value would have been approximately $6,940,243, or approximately $0.02 per share of common stock, as of October 31, 2010.  This represents no change in net book value per share to existing stockholders and no dilution per share to new investors. The following table illustrates this calculation on a per share basis:

Offering price for one share of common stock	0.25
Net Book value per share as of October 31, 2010	$0.01
Increase per share attributable to the offering	$0.01
As Adjusted net book value 0.25 per share after this offering	0.02
Dilution per share to new investors	0.01

The above illustration of dilution per share to investors participating in this offering assumes no exercise of outstanding options or warrants to purchase our common stock. The exercise of outstanding options and warrants having an exercise price less than the offering price will increase dilution to new investors.

As described under “Plan of Distribution” below, the investors have agreed to purchase 12,000,000 shares of our common stock together with a warrant to purchase 12,000,000 shares of our common stock for an aggregate purchase price of $3,000,000.  The investors have the option, at their election, to purchase up to $3,000,000 of our common stock and warrants to purchase shares of our common stock within 60 days of the initial investment.  At the initial closing on January 25, 2011, the purchase price per share will be $0.25.  The purchase price of additional shares at a subsequent closing held at the investor’s election and the exercise price of additional warrants issued at such subsequent closing will be $0.25 per share.

SECURITIES PURCHASE AGREEMENT

The common stock in this offering will be issued pursuant to a securities purchase agreement between the investors and us.  You should review a copy of the securities purchase agreement, which will be filed as an exhibit to a Current Report on Form 8-K filed with the SEC in connection with this offering, for a complete description of the terms and conditions applicable to the common stock.  The following is a brief summary of the securities purchase agreement and is subject in all respects to the provisions contained in the common stock purchase agreement.

On January 24, 2011, we entered into a Securities Purchase Agreement, or Purchase Agreement, with the investors.  The Purchase Agreement requires us to issue and the investors to purchase 12,000,000 shares of our common stock together with warrants to purchase 12,000,000 shares of our common stock for an aggregate purchase price of $3,000,000.  At the initial closing on January 25, 2011, the offering price per share will be $0.25.  The investors also have the option, at their election, to purchase up to $3,000,000 of our common stock and warrants to purchase shares of our common stock within 60 days of the initial investment, subject to certain qualifications and limitations.  The purchase price of the additional shares and the exercise price of the additional warrants will be $0.25 per share.

The investors may, immediately upon written notice to us, terminate the Purchase Agreement at any time, if the initial closing or the subsequent closing, if any, has not been consummated on the initial closing date or the subsequent closing date, as applicable; provided, however, no such termination will affect the right of any party to sue for any breach by any other party.  The Purchase Agreement contains representations and warranties and covenants for each party, which must be true and have been performed at each closing.  The investors have agreed not to engage in any activities in violation of Regulation SHO with respect to the shares of our common stock, the warrants and the shares of our common stock issuable upon exercise of the warrants.

DESCRIPTION OF SECURITIES

This prospectus supplement and the accompanying prospectus relate to the offering of up to 24,720,000 shares of our common stock and warrants to purchase up to 24,000,000 shares of common stock.  This prospectus supplement also relates to the offering of shares of our common stock upon the exercise, if any, of the warrants issued in this offering.

Common Stock

The material terms and provisions of our common stock are described under the caption “Description of Our Capital Stock” starting on page 11 of the accompanying prospectus.

Warrants

The material terms and provisions of the warrants being offered pursuant to this prospectus supplement and the accompanying prospectus are summarized below. This summary is subject to, and qualified in its entirety by, the form of warrant, which will be provided to the investor in this offering and will be filed as an exhibit to a Current Report on Form 8-K.

The warrants issued at the initial closing date will provide for an exercise price of $0.25 per share and will be immediately exercisable at the option of the holder for a period of five years after the issue date of the warrants.  If the investors exercise their option to purchase additional shares and warrants within 60 days of the initial closing date, the exercise price of warrants issued at such subsequent closing date will be $0.25 per share.  The exercise price of the warrants will be subject to adjustment in the case of stock splits, stock dividends, combinations of shares and similar recapitalization transactions.  The exercise price of the warrants will also be subject to an adjustment upon the occurrence of certain events, including the issuance by us of securities at a price per share less than the exercise price then in effect.  If we issue shares of common stock or options exercisable for or securities convertible into common stock at an effective price per share of common stock less than the exercise price then in effect, the exercise price will be reduced to the effective price of the new issuance. In addition, with any reduction to the exercise price, the number of shares of common stock that may be purchased upon exercise of each warrant will be increased, so that after such adjustment the aggregate warrant exercise price payable for the adjusted number of shares issuable upon exercise will be the same as the aggregate warrant exercise price in effect immediately prior to such adjustment.

The holder will not have the right to exercise any portion of the warrants if the holder, together with its affiliates, would, subject to limited exceptions, beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after the exercise. The holder may elect to change this beneficial ownership limitation from 4.99% to 9.99% of the number of shares of our common stock outstanding immediately after the exercise upon 61 days’ prior written notice to us.

The warrant holders must surrender payment in cash of the exercise price of the shares being acquired upon exercise of the warrants.  If, however, we are unable to offer and sell the shares underlying these warrants pursuant to this prospectus supplement due to the ineffectiveness of the registration statement of which this prospectus supplement is a part, then the warrants may be exercised on a “net” or “cashless” basis.

PLAN OF DISTRIBUTION

In consideration for introducing us to the investors, we are paying Seahawk a finders’ fee equal to 8% of the gross proceeds from the initial investment, consisting of 2% in cash ($60,000) and 6% in shares of our common stock, based on a per share price of $0.25 (720,000 shares).  We have entered into a securities purchase agreement directly with the investors in connection with this offering, and we will only sell to the investors who have entered into a securities purchase agreement.

On January 24, 2011, we entered into a Securities Purchase Agreement with the investors.  The Purchase Agreement requires us to issue and the investors to purchase an aggregate of 12,000,000 shares of our common stock together with a warrant to purchase an aggregate of 12,000,000 shares of our common stock for a total purchase price of $3,000,000.  At the initial closing on January 25, 2011, the purchase price per share will be $0.25.  The investors also have the option, at their election, to purchase up to $3,000,000 of our common stock and warrants to purchase shares of our common stock within 60 days of the initial investment, subject to certain qualifications and limitations.  The purchase price of the additional shares and the exercise price of the additional warrants will be $0.25 per share.

The investors may, immediately upon written notice to us, terminate the Purchase Agreement at any time, if the initial closing or the subsequent closing, if any, has not been consummated on the initial closing date or the subsequent closing date, as applicable; provided, however, no such termination will affect the right of any party to sue for any breach by any other party,  The Purchase Agreement contains representations and warranties and covenants for each party, which must be true and have been performed at each closing.   The investors have agreed not to engage in any activities in violation of Regulation SHO with respect to the shares of our common stock, the warrants and the shares of our common stock issuable upon exercise of the warrants.

We have agreed to indemnify and hold harmless the investors against certain liabilities in connection with the sale of our common stock under the Purchase Agreement.

This is a brief summary of the material provisions of the Purchase Agreement and does not purport to be a complete statement of its terms and conditions.  A copy of the Purchase Agreement will be filed with the SEC and incorporated by reference into the registration statement of which this prospectus supplement forms a part.  See “Where You Can Find More Information” below.

The investors may sell the securities being offered hereby in one or more of the following methods from time to time:

•	through ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	directly to investors in privately negotiated transactions;

•
to a broker or dealer, including sales to a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus supplement and the accompanying prospectus;

•
through a block trade, which may involve crosses, in which the broker or dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through agents to the public or to investors;

•	to underwriters for resale to the public or to investors; or

•	through a combination of any of these methods of sale.

The securities may be sold from time to time in one or more transactions at:

•	fixed prices, which may be changed;

•	the prevailing market price at the time of sale;

•	varying prices determined at the time of sale; or

•	at negotiated prices.

Sales may be effected in transactions:

•	in the over-the-counter market; or

•	any other method permitted pursuant to applicable law.

The investors also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act of 1933, provided that the criteria and requirements of that rule have been satisfied.

The investors might be,  and any  broker-dealers  that act in  connection with  the sale of  securities may be,  deemed  to be  “underwriters” within the meaning of  Section 2(a)(11) of the Securities Act, and any commissions received by such broker-dealers and any profit on the resale of the securities sold by them while acting as principals may be deemed to be underwriting discounts or commissions under the Securities Act.

LEGAL MATTERS

Certain legal matters pertaining to the validity of the securities being offered hereby will be passed on by Eckert Seamans Cherin & Mellott, LLC, Two Liberty Place, 50 South 16th Street, 22nd Floor, Philadelphia, PA 19102.  Members of the firm own additional shares of the Company’s common stock (less than one percent in total) that they purchased from time to time for cash, either from us or in the public market.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed a registration statement on Form S-3 with the SEC. This prospectus supplement and accompanying prospectus, which are a part of the registration statement, do not contain all of the information contained in the registration statement. Because some information is omitted, you should refer to the registration statement and its exhibits for additional information. For example, the descriptions in this prospectus supplement and accompanying prospectus regarding the contents of any of our contracts, agreements or other documents are not necessarily complete and you should refer to the exhibits attached to the registration statement or incorporated by reference for copies of the actual contract, agreement or other document. You may obtain a copy of the registration statement from the SEC at the address listed below or from the SEC’s web site.

We are subject to the information and periodic reporting requirements of the Exchange Act, and in accordance therewith file periodic reports, current reports, proxy statements and other information with the SEC. Such periodic reports, current reports, proxy statements, other information and a copy of the registration statement on Form S-3 may be inspected by anyone without charge and copies of these materials may be obtained upon the payment of the fees prescribed by the SEC, at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The registration statement on Form S-3 and the periodic reports, current reports, proxy statements and other information filed by us are also available through the Internet web site maintained by the SEC at the following address: http://www.sec.gov .

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information contained in documents that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede this information.

The following documents (other than current reports or portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K) heretofore filed with the SEC by us under the Securities and Exchange Act of 1934, as amended, are incorporated herein by reference:

(a)	Our Annual Report on Form 10-K filed with the SEC on October 14, 2010, for the year ended July 31, 2010;

(b)	Amendment No. 1 to our Annual Report on Form 10-K/A filed with the SEC on November 24, 2010, for the year ended July 31, 2010;

(b)	Our Quarterly Report on Form 10-Q filed with the SEC on December 10, 2010, for the quarter ended October 31, 2010;

(c)	Amendment No. 2 to our Quarterly Report on Form 10-Q/A filed with the SEC on December 10, 2010 for the quarter ended October 31, 2009;

(d)	Amendment No. 2 to our Quarterly Report on Form 10-Q/A filed with the SEC on December 10, 2010 for the quarter ended January 31, 2010;

(d)
The portions of our Definitive Proxy Statement on Schedule 14A pertaining to our annual meeting initially scheduled for July 28, 2010 that are deemed “filed” with the SEC under the Securities Exchange Act of 1934, as amended, as filed with the SEC on June 15, 2010;

(e)
The portions of our Definitive Proxy Statement on Schedule 14A, as revised, pertaining to our special meeting initially scheduled for September 17, 2010 that are deemed “filed” with the SEC under the Securities Exchange Act of 1934, as amended, as filed with the SEC on August 27, 2010;

(f)
Additional soliciting materials pertaining to the special meeting initially scheduled for September 17, 2010 and adjournments thereof that are deemed “filed” with the SEC under the Securities Exchange Act of 1934, as amended, as filed with the SEC on August 27, 2010, September 16, 2010, September 17, 2010, October 12, 2010, October 14, 2010, October 15, 2010 and October 18, 2010;

(e)
Our Current Reports on Form 8-K filed with the SEC on August 2, 2010, September 17, 2010, October 1, 2010, October 12, 2010, October 15, 2010, October 20, 2010, November 1, 2010, January 21, 2011 and January 25, 2011; and

(f)
The description of our common stock contained in our Form 10 filed with the SEC on December 14, 1998, as amended by a Form 10/A filed with the SEC on February 24, 1999, and including any amendment or report subsequently filed for the purpose of updating the description.

All documents (other than current reports or portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K) subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the termination of the offering shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents; except as to any portion of any future annual or quarterly report to stockholders or document that is not deemed filed under such provisions. For the purposes of this prospectus, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of these documents, which will be provided to you at no cost, by writing or telephoning us using the following contact information:

Generex Biotechnology Corporation
Attention: Mark Fletcher, Secretary
33 Harbour Square, Suite 202
Toronto, Ontario
Canada M5J 2G2
(416) 364-2551

PROSPECTUS

GENEREX BIOTECHNOLOGY CORPORATION

$150,000,000
Common Stock
Preferred Stock
Warrants
Units
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We may offer and sell, from time to time, shares of our common stock, preferred stock, warrants and/or units consisting of two or more of any such securities on terms to be determined at the time of sale. The preferred stock may be convertible into shares of our common stock and the warrants may be exercisable for shares of our common stock or shares of our preferred stock. We may offer these securities separately or together in one or more offerings with a maximum aggregate offering price of $150,000,000.

Specific terms of the securities being sold as well specific terms of these offerings will be provided in supplements to this prospectus. You should read this prospectus and any prospectus supplements, including any information incorporated herein or therein, carefully before you invest.

The securities being sold may be sold on a delayed basis or continuous basis directly by us, through dealers, agents or underwriters designated from time to time, or through any combination of these methods. If any dealers, agents or underwriters are involved in the sale of the securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in any prospectus supplement. The net proceeds we expect to receive from any such sale will also be included in the applicable prospectus supplement.

Our common stock is listed on the NASDAQ Capital Market under the symbol "GNBT." The last sale price of our common stock on January 28, 2010, as reported by NASDAQ, was $0.59 per share. None of the other securities offered under this prospectus are publicly traded.

Investing in our common stock involves risks. See “Risk Factors” beginning on page 3 to read about the factors you should consider before investing.
[Missing Graphic Reference]

This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement for the securities being sold.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is  January 29, 2010

i

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may sell one or more series or classes our common stock, preferred stock and/or warrants in one or more offerings up to an aggregate maximum offering price of $150,000,000 (or its equivalent in foreign or composite currencies).  This prospectus provides you with a general description of the securities we may offer. Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. You should read this prospectus and any applicable prospectus supplement, together with the information incorporated herein by reference as described under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement. We have not authorized anyone to provide you with different information. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus and any prospectus supplement is accurate only as of the date of this prospectus or such prospectus supplement, and the information contained in any document incorporated herein or therein by reference is accurate only as the date of such document incorporated by reference, regardless of the time of delivery or any sale of our securities.

SUMMARY

Prospectus Summary

This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, including the risks of investing discussed under “Risk Factors” beginning on page 3, the information incorporated by reference, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Throughout this prospectus, references to “Generex,” the “Company,” “we,” “us,” and “our” refer to Generex Biotechnology Corporation.

Our Company

We are engaged primarily in the research, development and commercialization of drug delivery systems and technologies. Our primary focus at the present time is our proprietary technology for the administration of formulations of large molecule drugs to the oral (buccal) cavity using a hand-held aerosol applicator.

The initial product, Generex Oral-lyn™, that we have developed is an oral insulin formulation for use in the treatment of diabetes. The formulation is sprayed into the mouth using our RapidMist™ device, a small and lightweight aerosol applicator that administers a metered dose for absorption. Absorption occurs through the mucous membranes in the buccal cavity.

To date, we have received regulatory approval in Ecuador, India, Lebanon and Algeria for the commercial marketing and sale of Generex Oral-lyn™.  We have initiated Phase III clinical trials for this product and currently have patients enrolled in clinical sites around the world, including sites in the United States, Canada, Bulgaria, Poland, Romania, Russia and Ukraine.

Using our buccal delivery technology, we also have launched a line of over-the-counter glucose and energy sprays to complement Generex Oral-lyn™.  We believe these products may provide us with an additional revenue stream prior to the commercialization of Generex Oral-lyn™ in those markets where we have received regulatory approval.

While we have also pursued the application of our technology for the buccal delivery of pharmaceutical products such as morphine, fentanyl citrate and low molecular weight heparin, our focus has remained on the buccal delivery of insulin.

In August 2003, we acquired Antigen Express, Inc.  Antigen concentrates on developing proprietary vaccine formulations that work by stimulating the immune system to either attack offending agents (i.e., cancer cells, bacteria, and viruses) or to stop attacking benign elements (i.e., self proteins and allergens). Our immunomedicine product candidates are based on two platform technologies and are in the research, pre-clinical and clinical stages of development.

We are a development stage company. From inception through the end of the fiscal quarter ended October 31, 2009, we have received only limited revenues from operations. In the fiscal years ended July 31, 2009 and 2008, we received approximately $1,118,509 and $124,891 in revenue. The revenue in fiscal 2009 included $550,000 relating to an upfront license fee for the signing of a license and distribution agreement for Generex Oral-lyn™, while the remainder of the revenue in both fiscal periods pertained to the sale of our confectionary products. These numbers do not reflect deferred sales to customers during the respective periods with the right of return.

We operate in only one segment: the research, development and commercialization of drug delivery systems and technologies for metabolic and immunological diseases.

We were incorporated in the State of Delaware in 1997.  Our principal offices are located at 33 Harbour Square, Suite 202, Toronto, Ontario, Canada M5J 2G2. Our telephone number is (416) 364-2551 and our Internet address is www.generex.com. Information contained in, or accessible through, our website does not constitute a part of this prospectus.   Copies of our current and periodic reports filed with the SEC are available at the SEC Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549, and online at www.sec.gov.

The Securities We May Offer

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize all the material terms and provisions of the various types of securities that we may offer.  We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below.

We may sell from time to time, in one or more offerings:

•	common stock;

•	preferred stock which may be convertible into shares of our common stock;

•	warrants to purchase any of the securities listed above; or

•	units consisting of two or more of any such securities on terms to be determined at the time of sale.

In this prospectus, we refer to the common stock, preferred stock, warrants and units collectively as "securities." The total dollar amount of all securities that we may sell will not exceed $150,000,000.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

RISK FACTORS

An investment in our stock is very speculative and involves a high degree of risk. You should carefully consider the following important factors, as well as the other information in this prospectus, any accompanying prospectus supplement and the other reports that we have filed heretofore (and will file hereafter) with the SEC, before purchasing our stock. The risks described below are not the only ones we face. Additional risks not presently known to us or that we currently believe are immaterial may also impair our business operations and financial results. If any of the following risks actually occurs, our business, financial condition or results of operations could be adversely affected. In such case, the trading price of our common stock could decline and you could lose all or part of your investment. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks we face described below.

Risks Related to Our Financial Condition

We have a history of losses and will incur additional losses.

We are a development stage company with a limited history of operations, and do not expect sufficient revenues to support our operation in the immediately foreseeable future.  In the three months ended October 31, 2009, we received revenues of $97,542 from sales of our over-the-counter confectionary products.  In the fiscal year ended July 31, 2009, we received modest revenues of approximately $618,509 from sales of these products.  We did not recognize any revenue from the sale of our oral insulin product in Ecuador or India in fiscal 2009, although we did recognize $500,000 in licensing fee revenue relating to the signing of a licensing and distribution agreement for the sale of Generex Oral-lyn™ in Korea. We do not expect to receive any revenues in Ecuador until we enter into a definitive manufacturing and distribution agreement with our business partner there. While we have entered into a licensing and distribution agreement with a leading Indian-based pharmaceutical company and insulin distributor, we do not anticipate significant revenue from the initial commercial launch of Generex Oral-lyn™ in India sometime this fiscal year.  We also have entered in subdistribution agreements in Lebanon and Algeria but did not receive any revenue from the launch of the product in those countries in calendar year 2009.

To date, we have not been profitable and our accumulated net loss available to shareholders was $302,180,145 at October 31, 2009. Our losses have resulted principally from costs incurred in research and development, including clinical trials, and from general and administrative costs associated with our operations. While we seek to attain profitability, we cannot be sure that we will ever achieve product and other revenue sufficient for us to attain this objective.

With the exception of Generex Oral-lyn™ which is currently available for sale in Ecuador and has been approved for sale in India, Lebanon and Algeria and our over-the-counter glucose and energy spray products, Glucose RapidSpray™, BaBOOM!™ Energy Spray and Crave-Nx™, our product candidates are in research or early stages of pre-clinical and clinical development. We will need to conduct substantial additional research, development and clinical trials. We will also need to receive necessary regulatory clearances both in the United States and foreign countries and obtain meaningful patent protection for and establish freedom to commercialize each of our product candidates. We must also complete further clinical trials and seek regulatory approvals for Generex Oral-lyn™ in countries outside of Ecuador, India, Lebanon and Algeria. We cannot be sure that we will obtain required regulatory approvals, or successfully research, develop, commercialize, manufacture and market any other product candidates. We expect that these activities, together with future general and administrative activities, will result in significant expenses for the foreseeable future.

We will need additional capital.

To progress in product development or marketing, we will need additional capital which may not be available to us. This may delay our progress in product development or market.

We will require funds in excess of our existing cash resources:

•	To proceed with the development of our buccal insulin product;

•	To finance the research and development of new products based on our buccal delivery and immunomedicine technologies, including clinical testing relating to new products;

•	To finance the research and development activities of our subsidiary Antigen with respect to other potential technologies;

•	To commercially launch and market developed products;

•	To develop or acquire other technologies or other lines of business;

•	To establish and expand our manufacturing capabilities;

•	To finance general and administrative activities that are not related to specific products under development; and

•	To otherwise carry on business.

In the past, we have funded most of our development and other costs through equity financing. We anticipate that our existing capital resources will enable us to maintain currently planned operations through the next twelve months. However, this expectation is based on our current operating plan, which could change as a result of many factors, and we may need additional funding sooner than anticipated. Because our operating and capital resources are insufficient to meet future requirements, we will have to raise additional funds in the near future to continue the development and commercialization of our products. Unforeseen problems, including materially negative developments in our clinical trials or in general economic conditions, could interfere with our ability to raise additional equity capital or materially adversely affect the terms upon which such funding is available.

It is possible that we will be unable to obtain additional funding as and when we need it. If we were unable to obtain additional funding as and when needed, we could be forced to delay the progress of certain development efforts. Such a scenario poses risks. For example, our ability to bring a product to market and obtain revenues could be delayed, our competitors could develop products ahead of us, and/or we could be forced to relinquish rights to technologies, products or potential products.

Our research and development and marketing efforts may be highly dependent on corporate collaborators and other third parties who may not devote sufficient time, resources and attention to our programs, which may limit our efforts to successfully develop and market potential products.

Because we have limited resources, we have sought to enter into collaboration agreements with other pharmaceutical companies that will assist us in developing, testing, obtaining governmental approval for and commercializing products using our buccal delivery and immunomedicine technologies. Any collaborator with whom we may enter into such collaboration agreements may not support fully our research and commercial interests since our program may compete for time, attention and resources with such collaborator's internal programs. Therefore, these collaborators may not commit sufficient resources to our program to move it forward effectively, or that the program will advance as rapidly as it might if we had retained complete control of all research, development, regulatory and commercialization decisions.

Risks Related to Our Technologies

With the exception of Generex Oral-lyn™, Glucose RapidSpray™, BaBOOM! ™ Energy Spray and Crave-Nx™, our technologies and products are at an early stage of development and we cannot expect significant revenues in respect thereof in the foreseeable future.

We have no products approved for commercial sale at the present time with the exception of Generex Oral-lyn™ in Ecuador, Lebanon, Algeria and India and our glucose sprays which are available over-the-counter in certain retail outlets in the United States and Canada and in the Middle East. To be profitable, we must not only successfully research, develop and obtain regulatory approval for our products under development, but also manufacture, introduce, market and distribute them once development is completed. We have yet to manufacture, market and distribute these products on a large-scale commercial basis, and we expect to receive only modest revenues from product sales in fiscal year 2010. We may not be successful in one or more of these stages of the development or commercialization of our products, and/or any of the products we develop may not be commercially viable. Until we can establish that they are commercially viable products, we will not receive significant revenues from ongoing operations.

Until we receive regulatory approval to sell our pharmaceutical products in additional countries, our ability to generate revenues from operations may be limited and those revenues may be insufficient to sustain operations. Many factors impact our ability to obtain approvals for commercially viable products.

Our only pharmaceutical product that has been approved for commercial sale by drug regulatory authorities is our oral insulin spray formulation, and that approval was obtained in Ecuador, Lebanon, Algeria and India. We have begun the regulatory approval process for our oral insulin, buccal morphine and fentanyl products in other countries, and we have initiated late stage clinical trials of Generex Oral-lyn™ at some of our clinical trial sites in North America according to the Phase III clinical plan.

Our immunomedicine products are in the pre-clinical stage of development, with the exception of a Phase II trial in human patients with stage II HER-2/neu positive breast cancer (U.S.), a Phase I trial in human patients with prostate cancer (Athens, Greece), a Phase I trial in human patients with breast or ovarian cancer (U.S.) and a Phase I trial in human volunteers of a peptide vaccine for use against the H5N1 avian influenza virus (Beirut, Lebanon).

Pre-clinical and clinical trials of our products, and the manufacturing and marketing of our technologies, are subject to extensive, costly and rigorous regulation by governmental authorities in the United States, Canada and other countries. The process of obtaining required regulatory approvals from the FDA and other regulatory authorities often takes many years, is expensive and can vary significantly based on the type, complexity and novelty of the product candidates. For these reasons, it is possible we will not receive regulatory approval for any prescription pharmaceutical product candidate in any countries other than Ecuador, Lebanon, Algeria and India.

In addition, we cannot be sure when or if we will be permitted by regulatory agencies to undertake additional clinical trials or to commence any particular phase of clinical trials. Because of this, statements in this Annual Report regarding the expected timing of clinical trials cannot be regarded as actual predictions of when we will obtain regulatory approval for any "phase" of clinical trials.

Delays in obtaining United States or other foreign approvals for our pharmaceutical products could result in substantial additional costs to us, and, therefore, could adversely affect our ability to compete with other companies. If regulatory approval is ultimately granted in any countries other than Ecuador, Lebanon, Algeria and India, the approval may place limitations on the intended use of the product we wish to commercialize, and may restrict the way in which we are permitted to market the product.

Due to legal and factual uncertainties regarding the scope and protection afforded by patents and other proprietary rights, we may not have meaningful protection from competition.

Our long-term success will substantially depend upon our ability to protect our proprietary technologies from infringement, misappropriation, discovery and duplication and avoid infringing the proprietary rights of others. Our patent rights and the patent rights of biotechnology and pharmaceutical companies in general, are highly uncertain and include complex legal and factual issues. Because of this, our pending patent applications may not be granted. These uncertainties also mean that any patents that we own or will obtain in the future could be subject to challenge, and even if not challenged, may not provide us with meaningful protection from competition. Due to our financial uncertainties, we may not possess the financial resources necessary to enforce our patents. Patents already issued to us or our pending applications may become subject to dispute, and any dispute could be resolved against us.

Because a substantial number of patents have been issued in the field of alternative drug delivery and because patent positions can be highly uncertain and frequently involve complex legal and factual questions, the breadth of claims obtained in any application or the enforceability of our patents cannot be predicted. Consequently, we do not know whether any of our pending or future patent applications will result in the issuance of patents or, to the extent patents have been issued or will be issued, whether these patents will be subject to further proceedings limiting their scope, will provide significant proprietary protection or competitive advantage, or will be circumvented or invalidated.

Also because of these legal and factual uncertainties, and because pending patent applications are held in secrecy for varying periods in the United States and other countries, even after reasonable investigation we may not know with certainty whether any products that we (or a licensee) may develop will infringe upon any patent or other intellectual property right of a third party. For example, we are aware of certain patents owned by third parties that such parties could attempt to use in the future in efforts to affect our freedom to practice some of the patents that we own or have applied for. Based upon the science and scope of these third-party patents, we believe that the patents that we own or have applied for do not infringe any such third-party patents; however, we cannot know for certain whether we could successfully defend our position, if challenged. We may incur substantial costs if we are required to defend our intellectual property in patent suits brought by third parties. These legal actions could seek damages and seek to enjoin testing, manufacturing and marketing of the accused product or process. In addition to potential liability for significant damages, we could be required to obtain a license to continue to manufacture or market the accused product or process.

Risks Related to Marketing of Our Potential Products

We may not become, or stay, profitable even if our pharmaceutical products are approved for sale.

Even if we obtain regulatory approval to market our oral insulin product outside of Ecuador, India, Lebanon and Algeria or to market any other prescription pharmaceutical product candidate, many factors may prevent the product from ever being sold in commercial quantities. Some of these factors are beyond our control, such as:

•	acceptance of the formulation or treatment by health care professionals and diabetic patients;

•	the availability, effectiveness and relative cost of alternative diabetes or immunomedicine treatments that may be developed by competitors; and

•	the availability of third-party (i.e., insurer and governmental agency) reimbursements.

We will not receive significant revenues from Generex Oral-lyn™ or any of our other pharmaceuticals products that may receive regulatory approval until we can successfully manufacture, market and distribute them in the relevant markets.

Similarly, the successful commercialization of our over-the-counter glucose spray products may be hindered by manufacturing, marketing and distribution limitations.

We have to depend upon others for marketing and distribution of our products, and we may be forced to enter into contracts limiting the benefits we may receive and the control we have over our products. We intend to rely on collaborative arrangements with one or more other companies that possess strong marketing and distribution resources to perform these functions for us. We may not be able to enter into beneficial contracts, and we may be forced to enter into contracts for the marketing and distribution of our products that substantially limit the potential benefits to us from commercializing these products. In addition, we will not have the same control over marketing and distribution that we would have if we conducted these functions ourselves.

We may not be able to compete with treatments now being marketed and developed, or which may be developed and marketed in the future by other companies.

Our products will compete with existing and new therapies and treatments. We are aware of a number of companies currently seeking to develop alternative means of delivering insulin, as well as new drugs intended to replace insulin therapy at least in part. We are also aware of a number of companies currently seeking to develop alternative means of enhancing and suppressing peptides. In the longer term, we also face competition from companies that seek to develop cures for diabetes and other malignant, infectious, autoimmune and allergic diseases through techniques for correcting the genetic deficiencies that underlie such diseases.

Numerous pharmaceutical, biotechnology and drug delivery companies, hospitals, research organizations, individual scientists and nonprofit organizations are engaged in the development of alternatives to our technologies. Some of these companies have greater research and development capabilities, experience, manufacturing, marketing, financial and managerial resources than we do. Collaborations or mergers between large pharmaceutical or biotechnology companies with competing drug delivery technologies could enhance our competitors’ financial, marketing and other resources. Developments by other drug delivery companies could make our products or technologies uncompetitive or obsolete. Accordingly, our competitors may succeed in developing competing technologies, obtaining FDA approval for products or gaining market acceptance more rapidly than we can.

Some of our most significant competitors, Pfizer, Eli Lilly, and Novo Nordisk, have announced that they will discontinue development and/or sale of their inhalable forms of insulin. Unlike inhaled insulin formulations, Generex Oral-lyn™ is a buccally absorbed formulation with no residual pulmonary deposition. We believe that our buccal delivery technology offers several advantages over inhaled insulin, including the avoidance of pulmonary inhalation, which requires frequent physician monitoring, ease of use and portability.

If government programs and insurance companies do not agree to pay for or reimburse patients for our pharmaceutical products, our success will be impacted.

Sales of our oral insulin formulation in Ecuador, Lebanon, Algeria and India and our other potential pharmaceutical products in other markets will depend in part on the availability of reimbursement by third-party payers such as government health administration authorities, private health insurers and other organizations. Third-party payers often challenge the price and cost-effectiveness of medical products and services. Governmental approval of health care products does not guarantee that these third-party payers will pay for the products. Even if third-party payers do accept our product, the amounts they pay may not be adequate to enable us to realize a profit. Legislation and regulations affecting the pricing of pharmaceuticals may change before our products are approved for marketing and any such changes could further limit reimbursement.

Risks Related to Potential Liabilities

We face significant product liability risks, which may have a negative effect on our financial condition.

The administration of drugs or treatments to humans, whether in clinical trials or commercially, can result in product liability claims whether or not the drugs or treatments are actually at fault for causing an injury. Furthermore, our pharmaceutical products may cause, or may appear to have caused, serious adverse side effects (including death) or potentially dangerous drug interactions that we may not learn about or understand fully until the drug or treatment has been administered to patients for some time. Product liability claims can be expensive to defend and may result in large judgments or settlements against us, which could have a severe negative effect on our financial condition. We maintain product liability insurance in amounts we believe to be commercially reasonable for our current level of activity and exposure, but claims could exceed our coverage limits. Furthermore, due to factors in the insurance market generally and our own experience, we may not always be able to purchase sufficient insurance at an affordable price. Even if a product liability claim is not successful, the adverse publicity and time and expense of defending such a claim may interfere with our business.

Risks Related to the Market for Our Common Stock

Our common stock could be delisted from The NASDAQ Capital Market.

On July 23, 2008, we received notice from The NASDAQ Stock Market that we were not compliance with Marketplace Rule 4310(c)(4) (now known as Listing Rule 5550(a)(2)), which requires us to have a minimum bid price per share of at least $1.00 for thirty (30) consecutive business days.  In accordance with this Rule, we had 180 calendar days, or until January 20, 2009, subject to extension, to regain compliance with this Rule.

Our initial compliance period of 180 calendar days ending on January 20, 2009 was subsequently extended until November 9, 2009 due to NASDAQ’s temporary suspension of the minimum bid price requirement from October 16, 2008 until August 3, 2009.

On November 9, 2009, we received a letter from NASDAQ indicating that we had not regained compliance with the $1.00 minimum bid price required for continued listing under Listing Rule 5550(a)(2) within the grace period previously allowed by NASDAQ following the initial notice of noncompliance on July 23, 2008.

Pursuant to Listing Rule 5810(c)(3)(A), NASDAQ has given us an additional 180 calendar day compliance period because we met all other initial inclusion criteria (other than the minimum bid price requirement) as of January 6, 2009.  Therefore, we have 180 calendar days, or until May 5, 2010, to regain compliance with the rule. To regain compliance with the minimum bid price requirement, the closing bid price of our common stock must close at $1.00 per share or more for a minimum of ten consecutive business days.

If, by May 5, 2010, we do not regain compliance with Listing Rule 5550(a)(2), we will receive written notification that our stock will be delisted.  At that time, we may appeal the delisting determination to a NASDAQ Hearings Panel.  An appeal to the Hearings Panel would stay the delisting. . If we are not successful in such an appeal, our stock would be delisted from the NASDAQ Capital Market and likely trade on NASDAQ’s over-the-counter bulletin board, assuming we meet the requisite criteria.

The price of our common stock may be volatile.

There may be wide fluctuations in the price of our common stock. These fluctuations may be caused by several factors including:

•	announcements of research activities and technology innovations or new products by us or our competitors;

•	changes in market valuation of companies in our industry generally;

•	variations in operating results;

•	changes in governmental regulations;

•	developments in patent and other proprietary rights;

•	public concern as to the safety of drugs or treatments developed by us or others;

•	results of clinical trials of our products or our competitors' products; and

•	regulatory action or inaction on our products or our competitors' products.

From time to time, we may hire companies to assist us in pursuing investor relations strategies to generate increased volumes of investment in our common stock. Such activities may result, among other things, in causing the price of our common stock to increase on a short-term basis.

Furthermore, the stock market generally and the market for stocks of companies with lower market capitalizations and small biopharmaceutical companies, like us, have from time to time experienced, and likely will again experience significant price and volume fluctuations that are unrelated to the operating performance of a particular company.  During the third calendar quarter of 2008 and continuing to date, we, like many other publicly traded companies, have experienced a sharp decline in the price of our stock attributable to concerns about the current global recession.  The widespread decline in stock prices led The NASDAQ Stock Market to further extend its temporary suspension of enforcement of the minimum bid price requirement until July 31, 2009.

Provisions of our Restated Certificate of Incorporation could delay or prevent the acquisition or sale of our business.

Our Restated Certificate of Incorporation permits our Board of Directors to designate new series of preferred stock and issue those shares without any vote or action by our stockholders. Such newly authorized and issued shares of preferred stock could contain terms that grant special voting rights to the holders of such shares that make it more difficult to obtain stockholder approval for an acquisition of our business or increase the cost of any such acquisition.

Our recent equity financing will dilute current stockholders and could prevent the acquisition or sale of our business.

The equity financing transactions into which we have recently entered have and will dilute current stockholders. Currently approximately 42,680,284 shares of common stock are issuable upon exercise of the warrants that we issued on March 31, 2008, May 15, 2009, June 15, 2009, August 6, 2009 and September 14, 2009 (without regard to additional shares which may become issuable due to anti-dilution adjustments or in connection with payments of interest), which represents approximately 17% of the shares of common stock currently outstanding.  Assuming the holders of the warrants convert and exercise all of the warrants into shares of common stock, the number of shares of issued and outstanding common stock will increase significantly, and current stockholders will own a smaller percentage of the outstanding common stock of Generex. The issuance of shares of common stock pursuant to the warrants will also have a dilutive effect on earnings per share and may adversely affect the market price of the common stock.

In addition, the issuance of shares of common stock upon exercise of the warrants sold in the offerings that closed on June 15, 2009, August 6, 2009 and September 14, 2009 and sold in our March 31, 2008 private placement could have an anti-takeover effect because such issuance will make it more difficult for, or discourage an attempt by, a party to obtain control of Generex by tender offer or other means. The issuance of common stock upon the exercise of the warrants will increase the number of shares entitled to vote, increase the number of votes required to approve a change of control of the company, and dilute the interest of a party attempting to obtain control of the company.

If we raise funds through one or more additional equity financings in the future, including if we exercise our right to issue and sell shares under the sales agreement with Wm Smith, it will have a further dilutive effect on existing holders of our shares by reducing their percentage ownership. The shares may be sold at a time when the market price is low because we need the funds. This will dilute existing holders more than if our stock price was higher. In addition, equity financings normally involve shares sold at a discount to the current market price.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

We have made statements in this prospectus that may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"). The Act limits our liability in any lawsuit based on forward-looking statements that we have made. All statements, other than statements of historical facts, included in this prospectus that address activities, events or developments that we expect or anticipate will or may occur in the future, including such matters as our projections, future capital expenditures, business strategy, competitive strengths, goals, expansion, market and industry developments and the growth of our businesses and operations, are forward-looking statements. These statements can be identified by introductory words such as "expects," “anticipates,” "plans," "intends," "believes," "will," "estimates," "projects" or words of similar meaning, and by the fact that they do not relate strictly to historical or current facts. Our forward-looking statements address, among other things:

•	our expectations concerning product candidates for our technologies;

•	our expectations concerning existing or potential development and license agreements for third-party collaborations and joint ventures;

•	our expectations of when different phases of clinical activity may commence and conclude;

•	our expectations of when regulatory submissions may be filed or when regulatory approvals may be received; and

•	our expectations of when commercial sales of our products may commence and when actual revenue from the product sales may be received.

Any or all of our forward-looking statements may turn out to be wrong. They may be affected by inaccurate assumptions that we might make or by known or unknown risks and uncertainties. Actual outcomes and results may differ materially from what is expressed or implied in our forward-looking statements. Among the factors that could affect future results are:

•	the inherent uncertainties of product development based on our new and as yet not fully proven technologies;

•	the risks and uncertainties regarding the actual effect on humans of seemingly safe and efficacious formulations and treatments when tested clinically;

•	the inherent uncertainties associated with clinical trials of product candidates;

•	the inherent uncertainties associated with the process of obtaining regulatory approval to market product candidates;

•	the inherent uncertainties associated with commercialization of products that have received regulatory approval;

•	the volatility of, and recent decline in, our stock price and the impact on our ability to pay installments due on our outstanding senior secured notes in stock rather than cash; and

•	our ability to obtain the necessary financing to fund our operations.

Additional factors that could affect future results are set forth above under the caption “Risk Factors.”   We caution investors that the forward-looking statements contained in this prospectus must be interpreted and understood in light of conditions and circumstances that exist as of the date of this prospectus. We expressly disclaim any obligation or undertaking to update or revise forward-looking statements to reflect any changes in management's expectations resulting from future events or changes in the conditions or circumstances upon which such expectations are based.  You are advised, however, to consult any further disclosures we make on related subjects in our 10-K, 10-Q and 8-K reports to the SEC.

USE OF PROCEEDS

Except as described in any prospectus supplement, we currently intend to use the net proceeds from this offering for general corporate purposes, including to continue the clinical trials of, and commercialization and manufacturing of, our oral insulin formulation, in the research and development of other products, and for general and administrative expenses. We may also issue the securities offered under this prospectus in connection with product license and supply agreements, research collaboration agreements and to our commercial vendors and suppliers in exchange for products and services.

Each time we issue securities, we will provide a prospectus supplement that will contain information about how we intend to use the proceeds from each such offering.

Until we use the net proceeds of this offering for the above purposes, we intend to invest the funds in short-term, investment grade, interest-bearing securities. We cannot predict whether the proceeds invested will yield a favorable return. We have not yet determined the amount or timing of the expenditures for the categories listed above, and these expenditures may vary significantly depending on a variety of factors. As a result, we will retain broad discretion over the use of the net proceeds from this offering.

We cannot guarantee that we will receive any proceeds in connection with any offering hereunder because we may choose not to issue any of the securities covered by this prospectus.

DILUTION

We will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

•	the net tangible book value per share of our equity securities before and after the offering;

•	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

•	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

DESCRIPTION OF OUR CAPITAL STOCK

Set forth below is a summary of the material terms of our capital stock. This summary is not complete. We encourage you to read our Restated Certificate of Incorporation and our Amended and Restated By-Laws that we have previously filed with the SEC. See “Where You Can Find More Information.”

General

Our authorized capital stock consists of: (i) 750,000,000 shares of common stock, par value $.001 per share, of which 249,702,601 shares were outstanding as of January 28, 2010, and (ii) 1,000,000 shares of undesignated preferred stock, par value $.001 per share.

Common Stock

Holders of common stock are entitled to one vote for each share owned as of record on all matters on which shareholders may vote.  Holders of common stock do not have cumulative voting rights in the election of directors.  Therefore, the holders of more than 50% of the outstanding shares can elect the entire Board of Directors.  The holders of common stock are entitled, upon liquidation or dissolution of the company, to receive pro rata all remaining assets available for distribution to stockholders after payment to any preferred shareholders who may have preferential rights.  The common stock has no preemptive or other subscription rights, and there are no conversion rights or redemption provisions. All outstanding shares of common stock are validly issued, fully paid, and nonassessable.

Undesignated Preferred Stock

Our Board of Directors has the authority to issue up to 1,000,000 shares of preferred stock in one or more series and fix the number of shares constituting any such series, the voting powers, designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof, including the dividend rights, dividend rate, terms of redemption (including sinking fund provisions), redemption price or prices, conversion rights and liquidation preferences of the shares constituting any series, without any further vote or action by the stockholders. For example, the Board of Directors is authorized to issue a series of preferred stock that would have the right to vote, separately or with any other series of preferred stock, on any proposed amendment to our Restated Certificate of Incorporation or on any other proposed corporate action, including business combinations and other transactions.

The terms of any particular series of preferred stock will be described in the prospectus supplement relating to the offering of shares of that particular series of preferred and may include, among other things:

•	the title and stated value;

•	the number of shares authorized;

•	the liquidation preference per share;

•	the purchase price;

•	the dividend rate, period and payment date, and method of calculation (including whether cumulative or non-cumulative);

•	terms and amount of any sinking fund;

•	provisions for redemption or repurchase, if applicable, and any restrictions on the ability of the company to exercise such redemption and repurchase rights;

•	conversion rights and rates, if applicable, including the conversion price and how and when it will be calculated and adjusted;

•	voting rights, if any;

•	Preemptive rights, if any;

•	Restrictions on sale, transfer and assignment, if any;

•	the relative ranking and preferences of the preferred stock; and

•	any other specific terms, rights or limitations of, or restrictions on, such preferred stock.

Anti-Takeover Provisions

We are not aware of any pending takeover attempt or interest in making such an attempt. Our Restated Certificate of Incorporation and Amended and Restated Bylaws contain certain provisions which may be deemed to be "anti-takeover" in that they may deter, discourage or make more difficult the assumption of control of Generex by another corporation or person through a tender offer, merger, proxy contest or similar transaction or series of transactions.

Authorized but Unissued Shares: The authorized but unissued shares of our common stock and preferred stock are available for future issuance without stockholder approval, subject to any limitations imposed by the NASDAQ Stock Market. The Board of Directors may set the rights, preferences and terms of new preferred stock, without shareholder approval. Shares of preferred stock could be issued quickly without shareholder approval, with terms calculated to delay or prevent a change in control of Generex. Our stockholders do not have preemptive rights with respect to the purchase of these shares. Therefore, such issuance could result in a dilution of voting rights and book value per share of the common stock. No shares of preferred stock are currently outstanding, and we have no present plan to issue any preferred stock.

Advance Notice Requirements for Stockholder Proposals and Director Nominations: Our Amended and Restated Bylaws provide that a stockholder seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors, must provide timely notice of such stockholder’s intention in writing. To be timely, a stockholder’s notice must be received not less than 60 days nor more than 90 days prior to the meeting at which such proposal or candidate is to be considered. However, if we do not give prior notice or make public disclosure of the date of the meeting at least 70 days prior to the meeting date, notice by the stockholder is considered timely if it is received no later than the close of business on the 10th day following the day on which such notice was mailed or public disclosure was made. If a stockholder desires to have a proposal included in Generex’s proxy statement, notice of such proposal must be received not less than 120 days prior to the first anniversary of the date of Generex’s notice of the previous year’s annual meeting. These advance notice provisions may preclude stockholders from bringing matters before a meeting or from making nominations for directors.

Special Meetings of Stockholders: Our Amended and Restated Bylaws provide that special meetings of stockholders may be called only by the Board of Directors, the Chairman of the Board or the President, and may be called by the Board upon the request of the holders of a majority of the outstanding shares of stock of the company entitled to vote at the meeting. Further, business transacted at any special meeting of stockholders is limited to matters relating to the purpose or purposes stated in the notice of meeting.

General Effect of Anti-Takeover Provisions: The overall effect of these provisions may be to deter a future tender offer or other takeover attempt that some stockholders might view to be in their best interests at that time. In addition, these provisions may have the effect of assisting our current management in retaining its position and place it in a better position to resist changes which some stockholders may want to make if dissatisfied with the conduct of our business.

Stockholder Rights Plan

At our annual meeting on May 30, 2006, our stockholders approved the adoption of a stockholder rights plan that will allow our Board of Directors to declare a dividend of one share purchase right for each outstanding share of our common stock. Our Board of Directors has considered adoption of this plan but has not yet approved its adoption. We expect that any stockholder rights plan adopted by our Board will contain terms substantially as described below:

The terms of the rights plan will provide for a dividend distribution of one preferred share purchase right, which we refer to as a “Right,” for each outstanding share of our common stock. The dividend will be payable on a date established by the Board to the stockholders of record on that date. Each Right will entitle the registered holder to purchase from Generex one one-hundredth of a share of preferred stock (each a “Preferred Share” and, collectively, the “Preferred Shares”) at a price of $.01 per one one-hundredth of a share of preferred stock, subject to certain adjustments. Each Preferred Share will have designations and powers, preferences and rights, and the qualifications, limitations and restrictions which make its value approximately equal to the value of one share of our common stock.

The Rights will not be exercisable until the earlier to occur of:

(i)
the date of a public announcement that a person, entity or group of affiliated or associated persons have acquired beneficial ownership of 20% or more of our outstanding shares of common stock, which we refer to as an "Acquiring Person", or

(ii)
10 business days (or such later date as may be determined by action of the Board of Directors prior to such time as any person or entity becomes an Acquiring Person) following the commencement of, or announcement of an intention to commence, a tender offer or exchange offer the consummation of which would result in any person or entity becoming an Acquiring Person (the earlier of such dates being called the "Distribution Date").

Until the Distribution Date, the Rights will be transferable with and only with shares of our common stock. The Rights will expire ten years after adoption of the stockholders rights plan unless the Rights are earlier redeemed or exchanged by Generex.

Preferred Shares purchasable upon exercise of the Rights will not be redeemable. Each Preferred Share will be entitled to a minimum preferential quarterly dividend payment of $1.00 but will be entitled to an aggregate dividend of 100 times the dividend declared per share of common stock. In the event of liquidation, the holders of the Preferred Shares would be entitled to a minimum preferential liquidation payment of $100 per share, but would be entitled to receive an aggregate payment equal to 100 times the payment made per share of common stock. Each Preferred Share will have 100 votes, voting together with the common stock. Finally, in the event of any merger, consolidation or other transaction in which shares of common stock are exchanged, each Preferred Share will be entitled to receive 100 times the amount of consideration received per share of common stock. These rights will be protected by customary anti-dilution provisions. Because of the nature of the Preferred Shares' dividend and liquidation rights, the value of one one-hundredth of a Preferred Share should approximate the value of one share of common stock. The Preferred Shares would rank junior to any other series of our preferred stock.

In the event that any person or group of affiliated or associated persons becomes an Acquiring Person, proper provision will be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person and its associates and affiliates (which will thereafter be void), will for a 60-day period have the right to receive upon exercise that number of shares of Preferred Stock having a market value of two times the exercise price of the Right (or, if such number of shares is not and cannot be authorized, Generex may issue Preferred Shares, cash, debt, stock or a combination thereof in exchange for the Rights). This right will terminate 60 days after the date on which the Rights become nonredeemable (as described below), unless there is an injunction or similar obstacle to exercise of the Rights, in which event this right will terminate 60 days after the date on which the Rights again become exercisable.

The rights plan will contain certain exceptions to the characterization of a person or group as an "Acquiring Person." That term shall not be deemed to include:

•	Generex,

•	a subsidiary of Generex,

•	any employee benefit or compensation plan of Generex,

•	any entity holding shares of common stock for or pursuant to the terms of any such employee benefit or compensation plan or

•	any officer, director or current 5% holder as of the date the rights plan is implemented.

The rights plan may also except certain institutional shareholders from the definition of “Acquiring Person.” In addition, except under limited circumstances, no person or entity shall become an Acquiring Person as the result of the acquisition of shares of common stock by Generex which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such person or entity to 20% or more of the shares of common stock then outstanding.

The stockholders rights plan may also contain what is commonly known as a “flip-over” provision. In the event that Generex is acquired in a merger or other business combination transaction or 50% or more of its consolidated assets or earning power are sold to an Acquiring Person, its associates or affiliates or certain other persons in which such persons have an interest, the plan will require that proper provision be made so that each holder of a Right will thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the Right.

At any time after an Acquiring Person becomes an Acquiring Person and prior to the acquisition by such Acquiring Person of 50% or more of the outstanding shares of Generex’s common stock, our Board of Directors may exchange the Rights (other than Rights owned by such person or group which have become void), in whole or in part, at an exchange ratio of one share of common stock, or one one-hundredth of a Preferred Share, per Right (or, at our election, Generex may issue cash, debt, stock or a combination thereof in exchange for the Rights), subject to adjustment.

At any time prior to the earliest of (i) the day of the first public announcement that a person has become an Acquiring Person or (ii) the final expiration date of the rights, our Board of Directors may redeem the Rights in whole, but not in part, at a price of $.001 per Right. Following the expiration of the above periods, the Rights become nonredeemable. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the redemption price.

The Rights would have certain anti-takeover effects. The Rights would cause substantial dilution to a person or group that attempts to acquire Generex on terms not approved by our Board of Directors. The Rights should not interfere with any merger or other business combination approved by our Board of Directors since the Rights could be amended to permit such acquisition or redeemed by us at $.001 per Right prior to the earliest of (i) the time that a person or group has acquired beneficial ownership of 20% or more of our shares of common stock or (ii) the final expiration date of the rights.

Dividend Policy

Holders of our common stock are entitled to receive such dividends as the Board of Directors may from time to time declare. The Board may declare dividends only when dividends are legally available. Under the Delaware General Corporation Law, the Board may only declare dividends out of our capital surplus (generally the amount of its paid-in capital above the par value of the outstanding stock) or out of net profits for the fiscal year with respect to which the dividends are paid.  We have never paid any dividends on our common stock and do not anticipate paying dividends in the foreseeable future.

Transfer Agent

StockTrans, Inc., 44 West Lancaster Avenue, Ardmore, PA 19003, is the transfer agent and registrar for our common stock.

Listing

Our common stock is listed on the NASDAQ Capital Market under the symbol "GNBT."

DESCRIPTION OF OUR WARRANTS

This description summarizes only the terms of any warrants that we may offer under this prospectus and related warrant agreements and is not complete. You should refer to the warrant agreement, including the form of the warrant, relating to the specific warrants being offered for complete terms, which will be described and included in an accompanying prospectus supplement. Such warrant agreement, together with the form of the warrant, will be filed with the SEC in connection with the offering of the specific warrants.

We may issue warrants for the purchase of common or preferred stock. Warrants may be issued independently or together with common or preferred stock, and may be attached to or separate from any offered securities.

We will issue each series of warrants under a separate warrant agreement. We may enter into the warrant agreement with a warrant agent and, if so, we will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to the particular series of warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the series. Those terms may include:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the currency or currencies (including composite currencies) in which the price of such warrants may be payable;

•	the terms of the securities issuable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;

•	the price at which the securities issuable upon exercise of such warrants may be acquired;

•	the dates on which the right to exercise such warrants will commence and expire;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security or principal amount of such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	if applicable, the redemption or call provisions of such warrants;

•	information with respect to book-entry procedures, if any; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange or exercise of such warrants.

The prospectus supplement relating to any warrants to purchase equity securities may also include, if applicable, a discussion of certain U.S. federal income tax and ERISA considerations.

Exercise of Warrants

Each warrant will entitle its holder to purchase the number of shares of common or preferred stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void. We will specify the place or places where, and the manner in which, warrants may be exercised in the applicable prospectus supplement. We will set forth on the reverse side of the applicable certificate (or in the form of exercise notice attached to each warrant) and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver upon exercise.

Upon receipt of payment and the warrant properly completed and duly executed, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant are exercised, a new warrant will be issued for the remaining warrants.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, such holder’s warrants.

Prior to the exercise of any warrants to purchase preferred stock or common stock, holders of the warrants will not have any of the rights of holders of the preferred stock or common stock purchasable upon exercise, including the right to vote or to receive any payments of dividends.

DESCRIPTION OF OUR UNITS

We may issue units comprised of two or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The units will be issued under units agreements, and we may enter into such unit agreements with a bank or trust company, as unit agent, as detailed in the prospectus supplement relating to units being offered.

The prospectus supplement will describe:

•
the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

•	A description of the terms of any unit agreement governing the units;

•	A description of the provisions for the payment, settlement, transfer or exchange of the units;

•	A discussion of material U.S. federal income tax considerations, if applicable; and

•	whether the units will be issued in fully registered or global form.

The descriptions of the units in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and may not contain all the information that you may find useful. We urge you to read the applicable agreements because they, and not the summaries, define your rights as holders of the units. For more information, please review the form of the relevant agreements, which will be filed with the SEC promptly after the offering of units and will be available as described under the heading “Where You Can Find Additional Information”.

PLAN OF DISTRIBUTION

We may sell any of the securities being offered pursuant to this prospectus from time to time in one or more of the following ways:

•	directly to purchasers;

•	to or through underwriters;

•	through dealers or agents;

•	in privately negotiated transactions; or

•	through a combination of methods.

We may distribute the securities from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices. We may also determine the price or other terms of the securities offered under this prospectus by use of an electronic auction.

The prospectus supplement with respect to the securities being offered will set forth the terms of the offering, including:

•	the names of the underwriters, dealers or agents, if any,

•	the terms of the securities being offered, including the purchase price of the securities and the net proceeds to us,

•	any underwriting discounts and other items constituting underwriters’ compensation,

•	any over-allotment options under which underwriters may purchase additional securities from us, and

•	any discounts or concessions allowed or reallowed or paid to dealers and any securities exchanges on which the securities may be listed.

Also, if applicable, we will describe in the prospectus supplement how any auction will determine the price or any other terms, how potential investors may participate in the auction and the nature of the underwriters’ obligations with respect to the auction.

If required under applicable state securities laws, we will sell the securities only through registered or licensed brokers or dealers. In addition, in some states, we may not sell securities unless they have been registered or qualified for sale in the applicable state or unless we have complied with an exemption from any registration or qualification requirements.

If underwriters are used in an offering, we will sign an underwriting agreement with the underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. If an underwriting syndicate is used, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent, and the underwriters will be obligated to purchase all of the offered securities if any are purchased.

If dealers are used in an offering, we will sell the securities to the dealers as principals. The dealers then may resell the securities to the public at varying prices which they determine at the time of resale. The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.

The securities may be sold directly by us or through agents we designate. If agents are used in an offering, the names of the agents and the terms of the agency will be specified in a prospectus supplement. Unless otherwise indicated in a prospectus supplement, the agents will act on a best-efforts basis for the period of their appointment.

Dealers and agents named in a prospectus supplement may be deemed to be underwriters (within the meaning of the Securities Act of 1933, as amended, or the Securities Act) of the securities described therein.

We may sell securities directly to one or more purchasers, in which case underwriters or agents would not be involved in the transaction. In addition, we may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resales thereof.

Further, we may authorize agents, underwriters or dealers to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in an applicable prospectus supplement.

Underwriters, dealers and agents may be entitled to indemnification by us against specific civil liabilities, including liabilities under the Securities Act or to contribution with respect to payments which the underwriters or agents may be required to make in respect thereof, under underwriting or other agreements. Certain underwriters, dealers or agents and their associates may engage in transactions with, and perform services for us in the ordinary course of business.

Any underwriter may engage in over-allotment transactions, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. We make no representation or prediction as to the direction or magnitude of any effect that such transactions may have on the price of the securities. For a description of these activities, see the information under the heading “Underwriting” in the applicable prospectus supplement.

Any common stock sold pursuant to a prospectus supplement will be eligible for listing and trading on the NASDAQ Capital Market, subject to official notice of issuance. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

As of the date of this prospectus, we have not entered into any agreements, understandings or arrangements with any underwriters, broker-dealers or other parties regarding the sale of securities with the following exception.  On October 14, 2009, we entered into an At Market Issuance Sales Agreement with Wm Smith & Co., under which we may sell an aggregate of $20,000,000 in gross proceeds of our common stock from time to time through Wm Smith & Co., as the agent for the offer and sale of the common stock.  Wm Smith may sell the common stock by any method permitted by law, including sales deemed to be an “at the market” offering as defined in Rule 415 of the Securities Act, including without limitation sales made directly on NASDAQ Capital Market, on any other existing trading market for the common stock or to or through a market maker.  Wm Smith may also sell the common stock in privately negotiated transactions, subject to our prior approval.  On October 29, 2009, we announced that in light of general market conditions, we would not exercise our right to issue and sell shares of our common stock the agreement with Wm Smith & Co. until further notice.  As of the date of this prospectus, no period of time has been fixed within which the securities will be offered or sold.

LEGAL MATTERS

Unless the applicable prospectus supplement indicates otherwise, the validity of the issuance of the securities offered in this prospectus will be passed upon for us by Eckert Seamans Cherin & Mellott, LLC, Two Liberty Place, 50 South 16th Street, 22nd Floor, Philadelphia, PA 19102.  Certain members of the firm of Eckert Seamans Cherin & Mellott, LLC own additional shares (less than one percent in total) that they purchased from time to time for cash, either from us or in the public market.

Any underwriters will also be advised about legal matters by their own counsel, which will be named in the prospectus supplement.

EXPERTS

The consolidated financial statements of Generex Biotechnology Corporation appearing in Generex Biotechnology Corporation’s Annual Report (Form 10-K) for the year ended July 31, 2009 have been audited by MSCM LLP, an independent registered public accounting firm (successor to Danziger Hochman Partners, LLP), as set forth in their reports thereon included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other documents with the SEC. You may read any copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at www.sec.gov, from which you can electronically access our SEC filings.

You should rely only on the information contained or incorporated by reference in this prospectus and in any accompanying prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus. The securities offered under this prospectus are offered only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this Prospectus, regardless of the time of delivery of this Prospectus or any sale of the securities.

This prospectus constitutes a part of a Registration Statement we filed with the Commission under the Securities Act. This prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the company and our securities, reference is hereby made to the Registration Statement. The Registration Statement may be inspected at the public reference facilities maintained by the Commission at the addresses set forth in the preceding paragraph. Statements contained herein concerning any document filed as an exhibit are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement. Each such statement is qualified in its entirety by such reference.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” the information contained in documents that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and any prospectus supplement. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede this information.

The following documents (other than current reports or portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K) heretofore filed with the SEC by us under the Securities and Exchange Act of 1934, as amended, are incorporated herein by reference:

(a)	Our Annual Report on Form 10-K filed with the SEC on October 14, 2009 , for the year ended July 31, 2009;

(b)	Our Quarterly Report on Form 10-Q filed with the SEC on December 11, 2009, for the quarter ended October 31, 2009;

(c)	The portions of our Definitive Proxy Statement on Schedule 14A that are deemed “filed” with the SEC under the Securities Exchange Act of 1934, as amended, filed on June 18, 2009;

(d)
Our Current Reports on Form 8-K filed with the SEC on August 6, 2009, September 15, 2009, October 1, 2009, October 14, 2009, October 15, 2009, October 20, 2009, October 23, 2009, October 30, 2009, November 11, 2009 and December 19, 2009; and

(e)
The description of our common stock contained in our Form 10 filed with the SEC on December 14, 1998, as amended by a Form 10/A filed with the SEC on February 24, 1999, and including any amendment or report subsequently filed for the purpose of updating the description.

All documents (other than current reports or portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K) subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), prior to the termination of the offering shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents; except as to any portion of any future annual or quarterly report to stockholders or document that is not deemed filed under such provisions. For the purposes of this prospectus, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request a copy of these documents, which will be provided to you at no cost, by writing or telephoning us using the following contact information:

Generex Biotechnology Corporation
Attention: Mark Fletcher, Executive Vice President and General Counsel
33 Harbour Square, Suite 202
Toronto, Ontario
Canada M5J 2G2
(416) 364-2551

PROSPECTUS

GENEREX BIOTECHNOLOGY CORPORATION

$150,000,000
 Common Stock
Preferred Stock
Warrants
Units

January 29. 2010